                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                           FIVE-YEAR CREDIT AGREEMENT

                          Dated as of October 17, 2005
                                      Among

                               DTE ENERGY COMPANY,

                                   as Borrower

                                       and

                        THE INITIAL LENDERS NAMED HEREIN,

                               as Initial Lenders

                                       and

                                 CITIBANK, N.A.,

                             as Administrative Agent

                                       and

        BARCLAYS BANK PLC,                    JPMORGAN CHASE BANK, N.A.,

     as Co-Syndication Agent                   as Co-Syndication Agent

                                       and

     KEYBANK NATIONAL ASSOCIATION,         THE ROYAL BANK OF SCOTLAND PLC,

       as Co-Documentation Agent              as Co-Documentation Agent

   CITIGROUP GLOBAL MARKETS INC.,       BARCLAYS CAPITAL, the investment banking
                                          division of Barclays Bank PLC,

                   as Co-Lead Arrangers and Joint Book Runners

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                                TABLE OF CONTENTS

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                                                                                                                         PAGE
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ARTICLE I: DEFINITIONS AND ACCOUNTING TERMS..........................................................................     1
   SECTION 1.01.  Certain Defined Terms..............................................................................     1
   SECTION 1.02.  Computation of Time Periods........................................................................    14
   SECTION 1.03.  Accounting Terms...................................................................................    14

ARTICLE II: AMOUNTS AND TERMS OF THE REVOLVING CREDIT ADVANCES AND THE FACILITY LCs..................................    15
   SECTION 2.01.  Commitment.........................................................................................    15
   SECTION 2.02.  Making the Revolving Credit Advances...............................................................    15
   SECTION 2.03.  Fees...............................................................................................    16
   SECTION 2.04.  Termination or Reduction of the Commitments; Increase of the Commitments...........................    17
   SECTION 2.05.  Repayment of Credit Extensions.....................................................................    18
   SECTION 2.06.  Interest on Revolving Credit Advances..............................................................    18
   SECTION 2.07.  Interest Rate Determination........................................................................    19
   SECTION 2.08.  Optional Conversion of Revolving Credit Advances...................................................    20
   SECTION 2.09.  Prepayments of Revolving Credit Advances...........................................................    20
   SECTION 2.10.  Increased Costs....................................................................................    21
   SECTION 2.11.  Illegality.........................................................................................    22
   SECTION 2.12.  Payments and Computations..........................................................................    22
   SECTION 2.13.  Taxes..............................................................................................    23
   SECTION 2.14.  Sharing of Payments, Etc...........................................................................    25
   SECTION 2.15.  Use of Proceeds....................................................................................    26
   SECTION 2.16.  Facility LCs.......................................................................................    26
   SECTION 2.17.  Noteless Agreement; Evidence of Indebtedness.......................................................    29
   SECTION 2.18.  Extension of Termination Date......................................................................    30

ARTICLE III: CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS.......................................................    31
   SECTION 3.01.  Conditions Precedent to Effectiveness of this Agreement.  .........................................    31
   SECTION 3.02.  Conditions Precedent to Each Credit Extension......................................................    32
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
   SECTION 3.03.  Determinations Under Section 3.01..................................................................    33

ARTICLE IV: REPRESENTATIONS AND WARRANTIES...........................................................................    33
   SECTION 4.01.  Representations and Warranties of the Borrower.....................................................    33

ARTICLE V: COVENANTS OF THE BORROWER.................................................................................    35
   SECTION 5.01.  Affirmative Covenants..............................................................................    35
   SECTION 5.02.  Negative Covenants.................................................................................    37

ARTICLE VI: EVENTS OF DEFAULT........................................................................................    38
   SECTION 6.01.  Events of Default..................................................................................    38

ARTICLE VII: THE AGENT...............................................................................................    41
   SECTION 7.01.  Authorization and Action...........................................................................    41
   SECTION 7.02.  Agent's Reliance, Etc..............................................................................    41
   SECTION 7.03.  Citibank and Affiliates............................................................................    41
   SECTION 7.04.  Lender Credit Decision.............................................................................    42
   SECTION 7.05.  Indemnification....................................................................................    42
   SECTION 7.06.  Successor Agent....................................................................................    42
   SECTION 7.07.  Co-Syndication Agents and Co-Documentation Agents..................................................    43

ARTICLE VIII: MISCELLANEOUS..........................................................................................    43
   SECTION 8.01.  Amendments, Etc....................................................................................    43
   SECTION 8.02.  Notices, Etc.......................................................................................    43
   SECTION 8.03.  No Waiver; Remedies................................................................................    45
   SECTION 8.04.  Costs and Expenses.................................................................................    45
   SECTION 8.05.  Right of Set-off...................................................................................    47
   SECTION 8.06.  Binding Effect.....................................................................................    47
   SECTION 8.07.  Assignments, Designations and Participations.......................................................    47
   SECTION 8.08.  Confidentiality....................................................................................    51
   SECTION 8.09.  Governing Law......................................................................................    52
   SECTION 8.10.  Execution in Counterparts; Integration.............................................................    52
   SECTION 8.11.  Jurisdiction, Etc..................................................................................    52
   SECTION 8.12.  Waiver of Jury Trial...............................................................................    52
   SECTION 8.13.  USA Patriot Act Notification.......................................................................    53
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

SCHEDULES AND EXHIBITS

Schedules

Schedule I                  -  List of Applicable Lending Offices
Schedule II                 -  Letters of Credit
Pricing Schedule

Exhibits

Exhibit A                   -  Form of Note (If Requested)
Exhibit B                   -  Form of Notice of Borrowing
Exhibit C                   -  Form of Assignment and Acceptance
Exhibit D                   -  Form of Certificate by Borrower
Exhibit E-1                 -  Form of Opinion of Associate General Counsel to
                               the Borrower
Exhibit E-2                 -  Form of Opinion of Hunton & Williams LLP
Exhibit F                   -  Form of Compliance Certificate
Exhibit G                   -  Form of Lender Supplement

            This FIVE-YEAR CREDIT AGREEMENT (this "Agreement") dated as of October 17, 2005 is entered into among DTE ENERGY COMPANY, a Michigan corporation (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, and CITIBANK, N.A. ("Citibank"), as Administrative Agent (the "Agent"), and BARCLAYS BANK PLC and JPMORGAN CHASE BANK, N.A., as Co-Syndication Agents for the Lenders (as hereinafter defined).

                             PRELIMINARY STATEMENTS.

            The Borrower has requested that the Initial Lenders enter into this Agreement, and the Initial Lenders have indicated their willingness to enter into this Agreement upon the terms and conditions stated herein.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree, subject to the satisfaction of the conditions set forth in Article III, as follows:

                   ARTICLE I: DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 25% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "Agent's Account" means the account of the Agent maintained by the Agent at Citibank with its office at Two Penns Way, Suite 200, New Castle, Delaware 19720, Account No. 36852248, Attention: Lisa Rodriquez.

            "Agents" means the Agent and each Co-Syndication Agent, collectively.

            "Aggregate Outstanding Credit Exposures" means, at any time, the aggregate of the Outstanding Credit Exposures of all the Lenders.

            "Amended and Restated Five-Year Agreement" means that certain Second Amended and Restated Five-Year Credit Agreement dated as of October 17, 2005, by and among the Borrower, the lenders party thereto, Citibank, as Administrative Agent, and JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as Co-Syndication Agents, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Applicable LC Fee Rate" means, as of any date, the percentage rate per annum which is applicable at such time with respect to Facility LCs as set forth in the Pricing Schedule.

            "Applicable Lending Office" means, with respect to each Lender or any LC Issuer, such Lender's or LC Issuer's Domestic Lending Office in the case of a Base Rate Advance or the issuance of any Facility LC and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "Applicable Margin" means, as of any date, (i) with respect to all Base Rate Advances, 0.0% per annum, and (ii) with respect to all Eurodollar Rate Advances, the percentage rate per annum which is applicable at such time with respect to Eurodollar Rate Advances as set forth in the Pricing Schedule.

            "Applicable Percentage" means, as of any date, the percentage rate per annum at which Facility Fees are accruing on each Lender's Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.

            "Applicable Utilization Fee Rate" means, as of any date, the percentage rate per annum at which Utilization Fees accrue on the Aggregate Outstanding Credit Exposures at such time as set forth in the Pricing Schedule.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

            "Audited Statements" means the Consolidated balance sheets of the Borrower, DECO and MichCon as at December 31, 2004, and the related Consolidated statements of income and cash flows of the Borrower, DECO and MichCon for the fiscal year then ended, accompanied by the opinion thereon of the Borrower's, DECO's and MichCon's independent public accountants. For the avoidance of doubt, the Audited Statements of the Borrower and DECO shall mean such Audited Statements as are presented in the Borrower's and DECO's Form 8-K, as applicable, dated August 3, 2005 and filed August 4, 2005 for the year ended December 31, 2004.

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest established by Citibank in New York,
            New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being

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            determined weekly on each Monday (or, if such day is not a Business
            Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; or

                  (c) 1/2 of 1% per annum above the Federal Funds Rate.

            "Base Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.06(a)(i).

            "Borrower" has the meaning specified in the recital of parties to this Agreement.

            "Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type and (in the case of Eurodollar Rate Advances) having the same Interest Period, made by each of the Lenders pursuant to Section 2.01.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City or Chicago, Illinois and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "Capitalization" means the sum of Consolidated Net Worth plus Consolidated Debt.

            "Collateral Shortfall Amount" means, as of any date of determination, an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of
      (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations.

            "Commitment" means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower in

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      an aggregate amount not exceeding the amount set forth opposite such
      Lender's name on Schedule I hereto or if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d), as such amount may be modified from time to time pursuant to the terms hereof.

            "Confidential Information" means information that the Borrower furnishes to the Agent or any Lender designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Borrower.

            "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

            "Consolidated Net Worth" means, as of any date of determination, the consolidated total stockholders' equity (including capital stock, additional paid-in capital and retained earnings) of the Borrower and its Subsidiaries determined in accordance with GAAP.

            "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.07 or 2.08.

            "Credit Extension" means the making of a Revolving Credit Advance or the issuance, renewal, extension or increase of a Facility LC hereunder.

            "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
      (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such

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      Debt has an existing right, contingent or otherwise, to be secured by) any
      Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt. See the definition of "Nonrecourse Debt" below.

            "DECO" means The Detroit Edison Company, a Michigan corporation wholly owned by the Borrower.

            "DECO Credit Agreement" means that certain Five-Year Credit Agreement dated as of October 17, 2005, by and among DECO, the lenders party thereto, Barclays Bank PLC, as Administrative Agent, and Citibank and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Designating Lender" has the meaning specified in Section 8.07(h).

            "Disclosed Litigation" has the meaning specified in Section 4.01(f).

            "Domestic Lending Office" means, with respect to any Lender or LC Issuer, the office of such Lender or LC Issuer specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or, in the case of a Lender, in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender or LC Issuer as such Lender or LC Issuer may from time to time specify to the Borrower and the Agent.

            "Effective Date" has the meaning specified in Section 3.01.

            "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $500,000,000; and (viii) any other Person approved by the Agent and, so long as no Event of Default shall

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      be continuing, the Borrower, such approval not to be unreasonably withheld or delayed by either party; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

            "Enterprises" means DTE Enterprises, Inc., a Michigan corporation wholly-owned by the Borrower.

            "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
      (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;
      (b) the application for a minimum funding waiver with respect to a Plan;
      (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

            "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate appearing on Page 3750 of Moneyline Telerate, Inc. ("Service") (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent after consultation with the Borrower from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period, or in the event that such rate is not available at such time for any reason, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period, by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period, subject, however, to the provisions of Section 2.07.

            "Eurodollar Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.06(a)(ii).

            "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 6.01.

            "Excluded Hedging Debt" means all Debt arising under any Hedge Agreement in respect of fluctuations in commodity prices.

            "Facility Fee" has the meaning specified in Section 2.03(a).

            "Facility LC" has the meaning specified in Section 2.16(a).

            "Facility LC Application" has the meaning specified in Section 2.16(c).

            "Facility LC Collateral Account" has the meaning specified in
      Section 2.16(i).

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

            "Financial Officer" of any Person means the chief executive officer, president, chief financial officer, any vice president, controller, assistant controller, treasurer or any assistant treasurer of such Person.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Hazardous Materials" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
      (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

            "Identified Reports on Form 8-K" means those certain reports of the Borrower, DECO and MichCon on Form 8-K filed or furnished with the Securities and Exchange Commission on (a) February 1, February 3, February 10, February 11 (two filings), February 22, February 25, March 10, April 8, April 27, April 28, May 2, May 3, May 10, June 14, June 16, June 28, July 28 (two filings), July 29 (two filings), August 4 (two filings), September 21, September 26, September 27, and October 5, 2005 with respect to the Borrower, (b) February 10, February 11 (two filings), March 10, April 8, April 27, April 28, May 2, June 14, July 12, July 28 (two filings), July 29, August 4 (two filings) , September 21, September 27, and October 5, 2005 with respect to DECO, and (c) February 11, March 10, April 27, April 28, May 2, May 3, May 10, June 14, June 16, July 28, July 29, and September 27, 2005 with respect to MichCon.

            "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (i) the Borrower may not select any Interest Period that ends after the Termination Date then in effect;

                  (ii) Interest Periods commencing on the same date for
            Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                  (iii) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Junior Subordinated Debt" means (a) subordinated junior deferrable interest debentures of the Borrower, DECO, Enterprises or MichCon, (b) the related preferred securities, if applicable, of Subsidiaries of the Borrower and (c) the related subordinated guarantees, if applicable, of the Borrower, DECO, Enterprises or MichCon, in each case, from time to time outstanding.

            "LC Commitment" has the meaning specified in Section 2.16(a).

            "LC Fee" has the meaning specified in Section 2.03(d).

            "LC Issuer" means Barclays Bank PLC, Citibank, JPMorgan Chase Bank, N.A. or The Bank of Nova Scotia (or, in each case, any subsidiary or Affiliate thereof designated thereby) in its capacity as issuer of Facility LCs hereunder.

            "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

            "LC Payment Date" has the meaning specified in Section 2.16(d).

            "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 8.07(a), (b) and (c).

            "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "Loan Documents" means this Agreement, the Facility LC Applications and the Notes.

            "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole, or (b) the ability of the Borrower to perform its obligations under any Loan Document to which it is a party.

            "MichCon" means Michigan Consolidated Gas Company, a Michigan corporation, wholly owned (indirectly) by the Borrower.

            "MichCon Credit Agreement" means that certain Five-Year Credit Agreement dated as of October 17, 2005, by and among MichCon, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Barclays Bank PLC and Citibank, as Co-Syndication Agents, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Modify" and "Modification" have the respective meanings specified in Section 2.16(a).

            "Moody's" means Moody's Investors Service, Inc.

            "Moody's Rating" is defined in the Pricing Schedule.

            "Multiemployer Plan" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under
      Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Nonrecourse Debt" means Debt of the Borrower or any of its Subsidiaries in respect of which no recourse may be had by the creditors under such Debt against the Borrower or such Subsidiary in its individual capacity or against the assets of the Borrower or such Subsidiary, other than assets which were purchased by the Borrower or such Subsidiary with the proceeds of such Debt to which a creditor has recourse; it being understood that Securitization Bonds shall constitute Nonrecourse Debt for all purposes of the Loan Documents, except to the extent (and only to the extent) of any claims made against DECO in respect of its indemnification obligations relating to such Securitization Bonds.

            "Note" has the meaning specified in Section 2.17.

            "Notice of Borrowing" has the meaning specified in Section 2.02(a).

            "Obligations" means all unpaid principal of and accrued and unpaid interest on Revolving Credit Advances, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, any LC Issuer or any indemnified party arising under the Loan Documents.

            "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Credit Advances outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Pricing Schedule" means the Pricing Schedule identifying the Applicable Margin, the Applicable Percentage, the Applicable LC Fee Rate and the Applicable Utilization Fee Rate attached hereto identified as such.

            "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the aggregate of all the Lenders' Commitments.

            "Reference Banks" means Citibank, Barclays Bank PLC, JPMorgan Chase Bank, N.A. and their respective successors.

            "Register" has the meaning specified in Section 8.07(d).

            "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.16 to reimburse the applicable LC Issuer for amounts paid by such LC Issuer in respect of any one or more drawings under Facility LCs issued by such LC Issuer.

            "Required Lenders" means at any time Lenders owed more than fifty percent (50%) of the Aggregate Outstanding Credit Exposures at such time, or, if the Aggregate Outstanding Credit Exposures is zero, Lenders having more than fifty percent (50%) of the Commitments.

            "Revolving Credit Advance" means an advance by a Lender to the Borrower as part of a Borrowing, and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

            "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

            "S&P Rating" is defined in the Pricing Schedule.

            "SEC Reports" means the following reports and financial statements:

            (i) the Borrower's, DECO's and MichCon's Annual Reports on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2004, as filed with or sent to the Securities and Exchange Commission, including the Audited Statements of the Borrower, DECO and MichCon, respectively; and

            (ii) the Borrower's, DECO's and MichCon's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, including therein the Unaudited Statements of the Borrower, DECO and MichCon, respectively, and the Identified Reports on Form 8-K.

            "Service" has the meaning specified in the definition of "Eurodollar Rate".

            "Securitization Bonds" means Debt of one or more Securitization SPEs, issued pursuant to The Customer Choice and Electricity Reliability Act, Act No. 142, Public Acts of Michigan, 2000, as the same may be amended from time to time.

            "Securitization SPE" means an entity established or to be established directly or indirectly by the Borrower for the purpose of issuing Securitization Bonds and includes The Detroit Edison Securitization Funding LLC, a limited liability company organized under the laws of the State of Michigan.

            "Significant Subsidiary" means (i) DECO, Enterprises and MichCon, and (ii) any other Subsidiary of the Borrower (A) the total assets (after intercompany eliminations) of which exceed 30% of the total assets of the Borrower and its Subsidiaries or (B) the net worth of which exceeds 30% of the Consolidated Net Worth, in each case as shown on the audited Consolidated financial statements of the Borrower as of the end of the fiscal year immediately preceding the date of determination.

            "Single Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "SPV" has the meaning specified in Section 8.07(h).

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "Terminating Agreements" means (a) that certain Three-Year Credit Agreement dated as of October 24, 2003, by and among the Borrower, the lenders party thereto, Citibank, as Administrative Agent, and J.P. Morgan Securities Inc. (successor to Banc One Capital Markets, Inc.) and Barclays Bank PLC, as Co-Syndication Agents, (b) that certain Two-Year Agreement dated as of May 7, 2004, by and among the Borrower, the lenders party thereto, Barclays Bank PLC, as Administrative Agent, and Barclays Bank PLC and Citigroup Global Markets Inc., as Co-Syndication Agents, (c) that certain Three-Year Credit Agreement dated as of October 24, 2003, by and among DECO, the lenders party thereto, Barclays Bank PLC, as Administrative Agent, and J.P. Morgan

      Securities Inc. (successor to Banc One Capital Markets, Inc.) and Citigroup Global Markets Inc., as Co-Syndication Agents, and (d) that certain Three-Year Credit Agreement dated as of October 24, 2003, by and among MichCon, the lenders party thereto, JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office-Chicago)), as Administrative Agent, and Barclays Bank PLC and Citigroup Global Markets Inc., as Co-Syndication Agents, in each case, as the same has been amended, restated, supplemented or otherwise modified from time to time.

            "Termination Date" means the earlier of (a) October 15, 2010, as it may be extended pursuant to Section 2.18, and (b) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

            "Unaudited Statements" means the unaudited condensed Consolidated balance sheets of the Borrower, DECO and MichCon, as at June 30, 2005, and the related condensed Consolidated statements of income and cash flows of the Borrower, DECO and MichCon for the six-month period then ended.

            "Utilization Fee" has the meaning specified in Section 2.03(c).

            "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

            SECTION 1.03. Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

       ARTICLE II: AMOUNTS AND TERMS OF THE REVOLVING CREDIT ADVANCES AND
                                THE FACILITY LCs

            SECTION 2.01. Commitment. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to (i) make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date and (ii) participate in Facility LCs issued upon the request of the Borrower from time to time; provided that, after giving effect to the making of each such Revolving Credit Advance and the issuance of each such Facility LC, such Lender's Outstanding Credit Exposure shall not exceed its Commitment. Each Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this Section 2.01. Each LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.16.

            SECTION 2.02. Making the Revolving Credit Advances. (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or 10:00 A.M. (New York City time) on the Business Day of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing signed by a Financial Officer in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Revolving Credit Advances comprising such Borrowing,
(iii) aggregate amount of such Borrowing, (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance and (v) wire transfer instructions. Each Lender shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower as specified in the Notice of Borrowing.

      (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07 or 2.11 and (ii) at no time shall the sum of (x) all Borrowings comprising Eurodollar Rate Advances outstanding hereunder and (y) all "Borrowings" comprising "Eurodollar Rate Advances" outstanding under, and as such terms are defined in, the Amended and Restated Five-Year Agreement, be greater than ten.

      (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

      (d) Unless the Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Borrowing for purposes of this Agreement.

      (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Borrowing.

            SECTION 2.03. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee (the "Facility Fee") on the aggregate amount of such Lender's Commitment from the date hereof in the case of each Initial Lender and from effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until all of the Obligations have been paid in full and the Commitments under this Agreement have been terminated at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, and on the Termination Date.

      (b) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

      (c) Utilization Fee. If on any day the aggregate amount of (i) the Aggregate Outstanding Credit Exposures hereunder and (ii) the "Aggregate Outstanding Credit Exposures" under (and as defined in) the Amended and Restated Five-Year Agreement exceeds fifty percent (50%) of the aggregate amount of (x) all Commitments hereunder and (y) all "Commitments" under (and as defined in) the Amended and Restated Five-Year Agreement then in effect on such date (or, if any of the Commitments or "Commitments" have been terminated, the aggregate amount of all Commitments and "Commitments" in effect immediately prior to such termination), the Borrower will pay to the Agent for the ratable benefit of the Lenders a utilization fee (the "Utilization Fee") at a per annum rate equal to the Applicable Utilization Fee Rate in effect from time to time payable on the Aggregate Outstanding Credit Exposures on such date, payable in arrears quarterly on the last day of each March, June, September and December, and on the Termination Date.

      (d) LC Fees. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, a per annum letter of credit fee equal to the Applicable LC Fee Rate multiplied by the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears quarterly on the last day of each March, June, September and December, and on the Termination Date (each such fee described in this sentence an "LC Fee"). The Borrower shall also pay to the applicable LC Issuer for its own account (x) a fronting fee in an amount and payable at such times as is agreed upon between such LC Issuer and the Borrower, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with such LC Issuer's standard schedule for such charges as in effect from time to time.

            SECTION 2.04. Termination or Reduction of the Commitments; Increase of the Commitments. (a) The Commitments shall be automatically terminated on the Termination Date.

      (b) The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Once terminated, a Commitment or portion thereof may not be reinstated.

      (c) At any time prior to the Termination Date the Borrower may, on the terms set forth below, request that the Commitments hereunder be increased by an aggregate amount up to $250,000,000; provided, however, that (i) an increase in the Commitments hereunder may only be made at a time when no Default shall have occurred and be continuing and (ii) in no event shall the aggregate Commitments hereunder exceed $925,000,000, minus the aggregate amount of any increases in the "Commitments" under (and as defined in) the DECO Credit Agreement and the MichCon Credit Agreement pursuant to Section 2.04(c) of each thereof. In the event of such a requested increase in the Commitments, any Lender or other financial institution which the Borrower and the Agent invite to become a Lender or to increase its Commitment may set the amount of its Commitment at a level agreed to by the Borrower, the Agent and the LC Issuers. In the event that the Borrower and one or more of the Lenders (or other financial institutions) shall agree upon such an increase in the Commitments (i) the Borrower, the Agent, the LC Issuers and each Lender or other financial institution increasing its Commitment or extending a new Commitment shall enter into a supplement to this Agreement (each, a "Lender Supplement") substantially in the form of Exhibit G setting forth, among other things, the amount of the increased Commitment of such Lender or the new Commitment of such other financial institution, as applicable, and (ii) the Borrower shall furnish, if requested, new or amended restated Notes, as applicable, to each financial institution that is extending a new Commitment and each Lender that is increasing its Commitment. No such Lender Supplement shall require the approval or consent of any Lender whose Commitment is not being increased; provided, however, that the consent of each of the LC Issuers shall be required to such Lender Supplement (which consent may be given or withheld in the sole discretion of the LC Issuers). Upon the execution and delivery of such Lender Supplements as provided above and the occurrence of the "Effective Date" specified therein, and upon satisfaction of such other conditions as the Agent may reasonably specify upon the request of the LC Issuers, the financial institutions that are extending new Commitments and the Lenders that are increasing their Commitments (including, without limitation, the Agent administering the reallocation of the Aggregate Outstanding Credit Exposures ratably among the Lenders after giving effect to each such increase in the Commitments, and the delivery of certificates, evidence of corporate authority and legal opinions on behalf of the Borrower), this Agreement shall be deemed to be amended accordingly.

            SECTION 2.05. Repayment of Credit Extensions. The Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the Aggregate Outstanding Credit Exposures and all other unpaid Obligations. In addition, the Borrower shall make all payments required to be made under Section 2.18 to each Lender that does not consent to an extension of the Termination Date.

            SECTION 2.06. Interest on Revolving Credit Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advances. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

      (b) Default Interest. (i) Upon the occurrence and during the continuance of an Event of Default, (x) the Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or (a)(ii) above and (y) the LC Fee shall be increased by 2% per annum, and (ii) the Borrower shall pay, to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

            SECTION 2.07. Interest Rate Determination. (a) If applicable, each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.06(a)(ii).

      (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Eurodollar Rate Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

      (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Eurodollar Rate Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

      (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Eurodollar Rate Advances shall automatically Convert into Base Rate Advances.

      (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended.

      (f) If the Service is not available or a rate does not timely appear on the Service and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances:

            (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

            (ii) with respect to Eurodollar Rate Advances, each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

            (iii) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            SECTION 2.08. Optional Conversion of Revolving Credit Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed \Conversion and subject to the provisions of Sections 2.07 and 2.11, Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type (it being understood that such Conversion of a Revolving Credit Advance or of its Interest Period does not constitute a repayment or prepayment of such Revolving Credit Advance); provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Revolving Credit Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Eurodollar Rate Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            SECTION 2.09. Prepayments of Revolving Credit Advances. (a) Optional Prepayment. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time), (i) on the same day for Base Rate Advances and (ii) on the second Business Day prior to the prepayment in the case of Eurodollar Rate Advances stating the proposed date and aggregate principal amount of the prepayment (and if such notice is given the Borrower shall) prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

      (b) Mandatory Prepayment. The Borrower shall, upon five Business Days' notice from the Agent given at the request or with the consent of the Required Lenders, pay to the Agent the Collateral Shortfall Amount at such time, which funds shall be held in the Facility LC Collateral Account, and prepay the Aggregate Outstanding Credit Exposures (other than the undrawn stated amount under all Facility LCs outstanding at such time) plus all interest thereon and all other amounts payable hereunder or under the Notes, in the event that any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Borrower. If at any time subsequent to the foregoing payment of the Collateral Shortfall Amount, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount at such time, which funds shall be deposited in the Facility LC Collateral Account. The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuers under the Loan Documents. Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account pursuant to this Section 2.09(b); provided, however, that after all of the Obligations have been indefeasibly paid in full and the aggregate Commitments have been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

            SECTION 2.10. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or participating in any Facility LC or to any LC Issuer of agreeing to issue any Facility LC hereunder (excluding for purposes of this Section 2.10 any such increased costs resulting from taxes (as to which Section 2.13 shall govern), then the Borrower shall from time to time, upon demand by such Lender or such LC Issuer (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender or such LC Issuer, as applicable, additional amounts sufficient to compensate such Lender or such LC Issuer, as applicable, for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender or such LC Issuer, as applicable, shall be conclusive and binding for all purposes, absent manifest error.

      (b) If any Lender or LC Issuer determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or such LC Issuer or any corporation controlling such Lender or such LC Issuer, as applicable, and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder or to participate in Facility LCs hereunder and other commitments of this type or such LC Issuer's issuance of Facility LCs hereunder, then, upon demand by such Lender or such LC Issuer, as applicable, (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender or such LC Issuer, as applicable, from time to time as specified by such Lender or such LC Issuer, as applicable, additional amounts sufficient to compensate such Lender or such LC Issuer, as applicable, or such corporation in the light of such circumstances, to the extent that such Lender or such LC Issuer, as applicable, reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or to participate in Facility LCs hereunder or such LC Issuer's agreement to issue Facility LCs hereunder. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender or such LC Issuer, as applicable, shall be conclusive and binding for all purposes, absent manifest error.

      (c) In the event that a Lender demands payment from the Borrower for amounts owing pursuant to subsection (a) or (b) of this Section 2.10, the Borrower may, upon payment of such amounts and subject to the requirements of Sections 8.04 and 8.07, substitute for such Lender another financial institution, which financial institution shall be an Eligible Assignee and shall assume the Commitments of such Lender and purchase the Outstanding Credit Exposures held by such Lender in accordance with Section 8.07, provided, however, that (i) no Default shall have occurred and be continuing, (ii) the Borrower shall have satisfied all of its obligations in connection with the Loan Documents with respect to such Lender, and (iii) if such assignee is not a Lender, (A) such assignee is acceptable to the Agent and (B) the Borrower shall have paid the Agent a $3,000 administrative fee.

            SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance or a Revolving Credit Advance that bears interest at the rate set forth in Section 2.06(a)(i), as the case may be, and (ii) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            SECTION 2.12. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds and without set off, deduction or counterclaim other than deductions on account of taxes. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest, Facility Fees, LC Fees or the Utilization Fee ratably (other than amounts payable pursuant to Section 2.10, 2.13 or 8.04(c)) to the Lenders and the LC Issuers, as applicable, for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender or LC Issuer to such Lender or LC Issuer for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

      (b) The Borrower hereby authorizes each Lender and each LC Issuer, if and to the extent payment owed to such Lender or LC Issuer is not made when due hereunder or under the Note held by such Lender or LC Issuer, to charge from time to time against any or all of the Borrower's accounts with such Lender or LC Issuer any amount so due.

      (c) All computations of interest based on the Base Rate (other than such computations of the Base Rate that are based on the Federal Funds Rate) shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of the Facility Fees, the LC Fee and the Utilization Fee shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Facility Fees, the LC Fee or Utilization Fee are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

      (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, Facility Fee, the LC Fee or the Utilization Fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

      (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders or the LC Issuers hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender or LC Issuer, as applicable, on such due date an amount equal to the amount then due such Lender or LC Issuer. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender or LC Issuer, as applicable, shall repay to the Agent forthwith on demand such amount distributed to such Lender or LC Issuer together with interest thereon, for each day from the date such amount is distributed to such Lender or LC Issuer until the date such Lender or LC Issuer repays such amount to the Agent, at the Federal Funds Rate.

            SECTION 2.13. Taxes. (a) Subject to the exclusions set forth below in this Section 2.13(a) and, if applicable, compliance with Section 2.13(e), any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, each LC Issuer and the Agent, any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed on its income, and franchise taxes imposed on it in lieu of income taxes, (i) by the jurisdiction under the laws of which such Lender, such LC Issuer or the Agent (as the case may be) is organized or any political subdivision thereof and (ii), in the case of each Lender and each LC Issuer, by the jurisdiction of such Lender's or such LC Issuer's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). Notwithstanding the above, if the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender, any LC Issuer or the Agent, the Borrower will so deduct and (i) the sum payable shall be increased as may be necessary so that after making all such deductions on account of Taxes (including deductions on account of Taxes applicable to additional sums payable under this Section 2.13) such Lender, such LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b) The Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of this Agreement or the Notes (hereinafter referred to as "Other Taxes").

      (c) Without duplication of the Borrower's payment obligations on account of Taxes or Other Taxes pursuant to Sections 2.13(a) and (b), the Borrower shall indemnify each Lender, each LC Issuer and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender, such LC Issuer or the Agent (as the case may be) makes written demand therefor.

      (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

      (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two original Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from United States withholding tax on payments pursuant to this Agreement or the Notes. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information; however, such a Lender will not be entitled to any payment or indemnification on account of any Taxes imposed by the United States.

      (f) Notwithstanding any provision to the contrary in this Agreement, the Borrower will not be obligated to make payments on account of or indemnify the Lenders, the LC Issuers or the Agents for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, or any present or future stamp or other documentary taxes or property taxes, charges or similar levies that are neither Taxes nor Other Taxes.

      (g) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.13(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.13(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

      (h) In the event that a Lender demands payment from the Borrower for amounts owing pursuant to subsection (a) or (b) of this Section 2.13, the Borrower may, upon payment of such amounts and subject to the requirements of Sections 8.04 and 8.07, substitute for such Lender another financial institution, which financial institution shall be an Eligible Assignee and shall assume the Commitments of such Lender and purchase the Outstanding Credit Exposures held by such Lender in accordance with Section 8.07, provided, however, that (i) no Default shall have occurred and be continuing, (ii) the Borrower shall have satisfied all of its obligations in connection with the Loan Documents with respect to such Lender, and (iii) if such assignee is not a Lender, (A) such assignee is acceptable to the Agent and (B) the Borrower shall have paid the Agent a $3,000 administrative fee.

      (i) Notwithstanding any provision to the contrary in this Agreement, in the event that a Lender that is not an Initial Lender and who purchased its interest in this Agreement without the consent of the Borrower pursuant to
Section 8.07(a), seeks (i) payment of additional amounts pursuant to Section 2.13(a), (ii) payment of Other Taxes pursuant to Section 2.13(b), or (iii) indemnification for Taxes or Other Taxes pursuant to Section 2.13(c), the amount of any such payment or indemnification will be no greater than what it would have been had the Initial Lender not transferred, assigned or sold its interest in this Agreement.

            SECTION 2.14. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Outstanding Credit Exposures owing to it (other than pursuant to Section 2.10, 2.13 or 8.04(c)) in excess of its ratable share of payments on account of the Aggregate Outstanding Credit Exposures obtained by all of the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Aggregate Outstanding Credit Exposures owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            SECTION 2.15. Use of Proceeds. The proceeds of the Revolving Credit Advances shall be available and Facility LCs shall be issued hereunder (and the Borrower agrees that it shall use such proceeds and Facility LCs) solely for general corporate purposes, including commercial paper liquidity, of the Borrower and its Subsidiaries.

            SECTION 2.16. Facility LCs. (a) Issuance. Each LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit for the account of the Borrower and for the benefit of the Borrower or any Subsidiary of the Borrower (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify", and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations plus the aggregate amount, if any, by which the stated amount of all outstanding Facility LCs may by their terms or the terms of any Facility LC Applications be automatically increased shall not exceed $500,000,000 (the "LC Commitment"), (ii) the Aggregate Outstanding Credit Exposures shall not exceed the aggregate of all the Commitments and (iii) unless such LC Issuer shall otherwise consent thereto, the aggregate amount of all outstanding Facility LCs issued by such LC Issuer shall not exceed 25% of the LC Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Termination Date and (y) one year after its issuance; provided that any Facility LC with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referenced in clause (x) above). Subject to the terms and conditions hereof (other than the notice required pursuant to Section 2.16(c) below, which shall be deemed satisfied by the attached Schedule II), from and after the Effective Date, each of the letters of credit identified in Schedule II hereto and issued for the account of the Borrower or for the account of any Subsidiary of the Borrower shall be deemed to be Facility LCs issued pursuant to this Agreement, and any reference in this Agreement to the "issuance" of a Facility LC (or "issue" or other references to forms of such verb in this context) shall include the deemed issuance provided hereby.

            (b) Participations. Upon the issuance or Modification by any LC Issuer of a Facility LC in accordance with this Section 2.16 (including, from and after the Effective Date, each of the letters of credit identified in
Schedule II and deemed to be Facility LCs issued pursuant to this Agreement), any LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from any LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

            (c) Notice. Subject to Section 2.16(a), the Borrower shall give any LC Issuer and the Agent notice prior to 11:00 a.m. (New York City time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the Agent shall promptly notify each Lender of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by any LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article III (the satisfaction of which such LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to such LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

            (d) Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of such LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs issued by such LC Issuer as it does with respect to letters of credit in which no participations are granted, it being understood that each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever to reimburse such LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC issued by such LC Issuer to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.16(e) below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (New York City time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Eurodollar Rate Advances.

            (e) Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse each LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by such LC Issuer upon any drawing under any Facility LC issued by such LC Issuer, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) such LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by such LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Base Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Base Rate Advances for such day if such day falls after such LC Payment Date. Each LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.16(d). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Notice of Borrowing in compliance with Section 2.02(a) and the satisfaction of the applicable conditions precedent set forth in Section 3.02), the Borrower may request a Revolving Credit Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

            (f) Obligations Absolute. The Borrower's obligations under this
Section 2.16 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuers and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuers shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by any LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put any LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.16(f) is intended to limit the right of the Borrower to make a claim against any LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.16(e).

            (g) Actions of LC Issuers. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.16, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

            (h) Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or such LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.16 or any action taken or omitted by such indemnitees hereunder.

            (i) Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to any LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Section 8.02, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 2.09(b) and Section 6.01. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and any LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of the Agent having a maturity not exceeding 30 days. Nothing in this Section 2.16(i) shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 2.09(b) or Section 6.01.

            (j) Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

            SECTION 2.17. Noteless Agreement; Evidence of Indebtedness.

      (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Credit Extension made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (b) The Agent shall also maintain accounts in which it will record (i) the date and the amount of each Credit Extension made hereunder and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto pursuant to Section 8.07, (iv) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof, (v) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (vi) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

      (c) The entries maintained in the accounts maintained pursuant to clauses
(a) and (b) above shall be prima facie evidence of the existence and amounts of the obligations hereunder and under the Notes therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay such obligations in accordance with their terms.

      (d) Any Lender may request that its Revolving Credit Advances be evidenced by a promissory note representing its Revolving Credit Advances substantially in the form of Exhibit A (each, a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Revolving Credit Advances evidenced by each such Note and interest thereon shall at all times (including after any assignment pursuant to Section 8.07) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 8.07, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Revolving Credit Advances once again be evidenced as described in clauses (a) and (b) above.

            SECTION 2.18. Extension of Termination Date. No earlier than sixty
(60) days and no later than thirty (30) days prior to the Termination Date then in effect, the Borrower shall have the option to request an extension of the Termination Date for an additional one-year period; provided that no more than two (2) of such one-year extensions shall be permitted hereunder. Any election by a Lender to extend its Commitment will be at such Lender's sole discretion. Subject to the Agent's receipt of written consents to such extension from the Required Lenders, and so long as no Default has occurred and is continuing, the Termination Date shall be extended for an additional one-year period for each consenting Lender; provided that each non-consenting Lender shall be required only to complete its Commitment up to the previously effective Termination Date (without giving effect to such extension). All Obligations and other amounts payable hereunder to such non-consenting Lender shall become due and payable by the Borrower on the previously effective Termination Date (without giving effect to such extension) and the aggregate Commitments shall be reduced by the total Commitments of all non-consenting Lenders expiring on such previously effective Termination Date (without giving effect to such extension); provided, however, that the Borrower may in accordance with Section
8.07 substitute for such non-consenting Lenders one or more Eligible Assignees (including, without limitation, any existing Lenders) which shall assume the Commitments of such non-consenting Lenders and purchase the Outstanding Credit Exposures held by such non-consenting Lenders. If the consenting Lenders and any new Lenders are willing to commit amounts that, in the aggregate, exceed the Commitments of the non-consenting Lenders, the Borrower and the Agent shall allocate the Commitments of the non-consenting Lenders among such consenting Lenders and new Lenders.

         ARTICLE III: CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS

            SECTION 3.01. Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective on and as of the date hereof (the "Effective Date"), provided that the following conditions precedent have been satisfied on such date:

      (a) There shall have occurred no Material Adverse Change since December 31, 2004, except as shall have been disclosed or contemplated in the SEC Reports.

      (b) The Lenders shall have been given such access, as such Lenders have reasonably requested, to the management, records, books of account, contracts and properties of the Borrower and its Significant Subsidiaries as they shall have requested.

      (c) All governmental and third party consents, authorizations and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Agents that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents.

      (d) The Borrower shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

      (e) The Borrower shall have paid all accrued fees and reasonable expenses of the Agent and the Lenders with respect to this Agreement for which the Agent shall have made reasonable demand in accordance with Section 8.04 on or prior to the Effective Date.

      (f) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate, substantially in the form of Exhibit D hereto, signed on behalf of the Borrower by a duly authorized Financial Officer of the Borrower, dated the Effective Date, stating, among other things, that:

            (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

            (ii) No event has occurred and is continuing that constitutes a Default.

      (g) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for any Notes requested by the Lenders) in sufficient copies for each Lender:

            (i) Notes, if any, to the order of each Lender requesting the issuance of a Note as of the Closing Date pursuant to Section 2.17.

            (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving each Loan Document to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each Loan Document to which it is a party.

            (iii) A certificate of the Corporate Secretary or an Assistant Corporate Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign each Loan Document to which it is a party and the other documents to be delivered hereunder or thereunder.

            (iv) Favorable opinion letters of T. A. Hughes, the Associate General Counsel of the Borrower and Hunton & Williams LLP, counsel to the Borrower, substantially in the form of Exhibits E-1 and E-2, respectively, hereto and as to such other matters as any Lender through the Agent may reasonably request.

            (v) Evidence satisfactory to the Agent that (x) all loans and letters of credit (other than the letters of credit, if any, identified on Schedule II hereto or Schedule II to the Amended and Restated Five-Year Agreement) outstanding and other fees and amounts owed to the lenders or agents under the Terminating Agreements have been paid in full and (y) the Terminating Agreements have been terminated.

            SECTION 3.02. Conditions Precedent to Each Credit Extension. The obligation of each Lender or LC Issuer, as the case may be, to make a Credit Extension shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Credit Extension: (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, the acceptance by the Borrower of the proceeds of such Borrowing and the request for the issuance, renewal, extension or increase of any Facility LC hereunder shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension such statements are true):

            (i) the representations and warranties contained in Section 4.01 are correct on and as of the date of such Credit Extension, before and after giving effect to such Credit Extension and to the application of the proceeds therefrom, as though made on and as of such date; provided, that such condition shall not apply to (x) the last sentence of Section 4.01(e), (y) Section 4.01(f) or (z) from and after the repeal of the Public Utility Holding Company Act of 1935 on February 8, 2006, Section 4.01(o),

            (ii) after giving effect to the application of the proceeds of all Credit Extensions on such date (together with any other resources of the Borrower applied together therewith), no event has occurred and is continuing, or would result from such

      Credit Extension or from the application of the proceeds therefrom, that constitutes a Default, and

            (iii) the Borrower has not received notice from the Agent on or prior to the date of such Credit Extension that a mandatory prepayment is required under Section 2.09(b) (other than any such notice that has been withdrawn in writing by the Agent);

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

            SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                   ARTICLE IV: REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

      (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

      (b) The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

      (c) No consent, authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of any Loan Document to which it is a party.

      (d) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally.

      (e) The Audited Statements of the Borrower, DECO and MichCon and the Unaudited Statements of the Borrower, DECO and MichCon, copies of each of which have been furnished to each Lender, fairly present, subject in the case of Unaudited Statements to normal year-end audit adjustments, the Consolidated financial condition, results of operations and cash flows of the relevant Persons and entities, as at the dates and for the periods therein indicated, all in accordance with generally accepted accounting principles consistently applied as in effect on the date of such Audited Statements or Unaudited Statements, as applicable. Since December 31, 2004, there has been no Material Adverse Change, except as shall have been disclosed or contemplated in the SEC Reports.

      (f) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Significant Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters disclosed or contemplated in the SEC Reports (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby, and there has been no adverse change in the status or financial effect on the Borrower or any of its Significant Subsidiaries, of the Disclosed Litigation from that disclosed or contemplated in the SEC Reports that could be reasonably likely to have a Material Adverse Effect.

      (g) The operations and properties of the Borrower and each of the Significant Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing material obligations or costs, except as disclosed or contemplated in the SEC Reports, and no circumstances exist that could be reasonably likely to (i) form the basis of an Environmental Action against the Borrower or any of the Significant Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

      (h) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

      (i) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

      (j) Neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

      (k) Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

      (l) Except as set forth in the financial statements referred to in subsection (e) above, the Borrower and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

      (m) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Credit Extension will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock; and after applying the proceeds of each Credit Extension hereunder, margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) constitutes less than twenty-five percent (25%) of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale or pledge, or any other restriction hereunder.

      (n) Neither the Borrower nor any of its Subsidiaries is, or after the making of any Credit Extension or the application of the proceeds or repayment thereof, or the consummation of any of the other transactions contemplated hereby, will be, an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (within the meaning of the Investment Company Act of 1940, as amended).

      (o) The Borrower is exempt from being required to seek approval to perform its obligations under the Loan Documents pursuant to Rule 2 of the Rules and Regulations promulgated pursuant to the Public Utility Holding Company Act of 1935, as amended.

                      ARTICLE V: COVENANTS OF THE BORROWER

            SECTION 5.01. Affirmative Covenants. So long as any Outstanding Credit Exposure shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

      (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon its property that, if not paid, could be reasonably expected to result in a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

      (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties (including customary self-insurance) in the same general areas in which the Borrower or such Subsidiary operates.

      (d) Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower shall not be required to preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and that the loss thereof is not disadvantageous in any material respect to the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower to meet its obligations hereunder.

      (e) Visitation Rights. At any reasonable time and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Significant Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Significant Subsidiaries with any of their officers or directors and with their independent certified public accountants.

      (f) Keeping of Books. Keep, and cause each of its Significant Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

      (g) Maintenance of Properties, Etc. Subject to clause (d) above, maintain and preserve, and cause each of its Significant Subsidiaries to maintain and preserve, all of their respective properties that are used or useful in the conduct of their respective businesses in good working order and condition, ordinary wear and tear excepted.

      (h) Reporting Requirements. Furnish to the Lenders:

            (i) as soon as available and in any event within 65 days after the end of each of the first three quarters of each fiscal year of the Borrower, Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter;

            (ii) as soon as available and in any event within 115 days after the end of each fiscal year of the Borrower, a copy of the annual report to Shareholders for such year for the Borrower and its Consolidated Subsidiaries, containing the Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by Deloitte & Touche LLP or any other independent public accounting firms which (x) as of the date of this Agreement is one of the "big four" accounting firms or (y) is reasonably acceptable to the Required Lenders;

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

            (iii) together with the financial statements required under clauses
      (i) or (ii) above, a compliance certificate in substantially the form of Exhibit F signed by a Financial Officer of the Borrower showing the then current information and calculations necessary to determine the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee Rate and compliance with this Agreement and stating that no Event of Default or Default exists, or if any Event of Default or Default exists, stating the nature and status thereof;

            (iv) as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of a Financial Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

            (v) reasonably promptly after the sending or filing thereof copies of all reports and registration statements that the Borrower or any Subsidiary filed with the Securities and Exchange Commission or any national securities exchange; and

            (vi) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

      Information required to be delivered pursuant to clauses (i), (ii) or (v) above shall be deemed to have been delivered on the date on which the Borrower has posted such information on the Borrower's website on the Internet at www.dteenergy.com (or any successor or replacement website thereof), which website includes an option to subscribe to a free service alerting subscribers by email of new Securities and Exchange Commission filings at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=DTE&script=1900, or at www.sec.gov or at another website identified in a notice to the Lenders and accessible by the Lenders without charge.

            SECTION 5.02. Negative Covenants. At all times on and after the Effective Date so long as any Outstanding Credit Exposure shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

      (a) Liens, Etc. Create or suffer to exist, or permit any Significant Subsidiary to create or suffer to exist, any Lien on or with respect to any shares of any class of equity securities (including, without limitation, Voting Stock) of any Significant Subsidiary, whether such shares are now owned or hereafter acquired.

      (b) Debt. Create, incur, assume or suffer to exist any Debt except (i) Debt that is expressly or effectively pari passu with or expressly subordinated to the Debt of the Borrower hereunder, (ii) Nonrecourse Debt or (iii) other Debt incurred in the ordinary course of the Borrower's business up to an aggregate amount of $50,000,000.

      (c) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any Significant Subsidiary to do so, except that (i) any Significant Subsidiary may merge or consolidate with or into any other Significant Subsidiary, (ii) any Significant Subsidiary may merge into or dispose of assets to the Borrower, and (iii) the Borrower may merge or consolidate with or into any other Person so long as the Borrower shall be the surviving entity and has, after giving effect to such merger or consolidation, senior unsecured Debt outstanding rated at least BBB-by S&P and Baa3 by Moody's; provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

      (d) Change in Nature of Business. Make, or permit any of its Significant Subsidiaries (including Enterprises and MichCon) to make, any material change in the nature of its business as carried on the date hereof, other than as disclosed or contemplated in the SEC Reports.

      (e) Accounting Changes. Make or permit any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles; or permit any of its Subsidiaries to make or permit any change in accounting policies or reporting practices if, as a result of such change, the Borrower shall fail to maintain a system of accounting established and administered in accordance with generally accepted accounting principles.

                         ARTICLE VI: EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

      (a) The Borrower shall fail to pay any principal of any Revolving Credit Advance when the same becomes due and payable; or the Borrower shall fail to pay any Reimbursement Obligation within one Business Day after the same becomes due and payable; or the Borrower shall fail to pay any interest on any Outstanding Credit Exposure or make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

      (b) Any representation or warranty made by the Borrower herein, by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

      (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.09(b), 5.01(d), (e) or (h) or 5.02, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

      (d) The Borrower or any of its Significant Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $50,000,000 in the aggregate (but excluding Debt outstanding hereunder and Nonrecourse Debt) of the Borrower or such Significant Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

      (e) The Borrower or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

      (f) Any judgment or order for the payment of money, individually or in the aggregate, in excess of $50,000,000 shall be rendered against the Borrower or any of its Significant Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

      (g) The Borrower shall at any time cease to hold directly or indirectly 100% of the Voting Stock of DECO and MichCon; or

      (h) The Borrower or any of its ERISA Affiliates shall incur, or, in the reasonable opinion of the Required Lenders, shall be reasonably likely to incur liability in excess of $50,000,000 individually or in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

      (i) The Borrower and its Subsidiaries, on a Consolidated basis, shall, as of the last day of any fiscal quarter of the Borrower, have a ratio of Consolidated Debt (excluding (A) all Nonrecourse Debt of the Borrower and its Subsidiaries, (B) Excluded Hedging Debt and (C) the Junior Subordinated Debt) to Capitalization (excluding all Nonrecourse Debt) in excess of .65:1; or

      (j) Any provision of any of the Loan Documents after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so state in writing; or

      (k) Any "Event of Default" shall have occurred and be continuing under (and as defined in) the Amended and Restated Five-Year Agreement;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender and each LC Issuer to make Credit Extensions to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Aggregate Outstanding Credit Exposures (other than the undrawn stated amount under all Facility LCs outstanding at such time), all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Aggregate Outstanding Credit Exposures (other than the undrawn stated amount under all Facility LCs outstanding at such time), all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (iii) shall at the request, or may with the consent, of the Required Lenders upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender and each LC Issuer to make Credit Extensions shall automatically be terminated,
(B) the Aggregate Outstanding Credit Exposures (other than the undrawn stated amount under all Facility LCs outstanding at such time), all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower, and (C) the Borrower shall pay to the Agent the Collateral Shortfall Amount, which funds shall be held in the Facility LC Collateral Account. If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account. The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuers under the Loan Documents. At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the aggregate Commitments have been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

                             ARTICLE VII: THE AGENT

            SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Outstanding Credit Exposures), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or all of the Lenders to the extent required by the terms of this Agreement), and such instructions shall be binding upon all Lenders and all holders of Outstanding Credit Exposures; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee in respect of any Outstanding Credit Exposure as the owner thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee in respect of such Outstanding Credit Exposure, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07;
(ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Credit Extensions made by it and any Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

            SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of their respective Outstanding Credit Exposures (or if the Aggregate Outstanding Credit Exposures are zero or if any Credit Extensions are owing to Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of any Loan Document or any action taken or omitted by the Agent under any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, any Loan Document, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

            SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            SECTION 7.07. Co-Syndication Agents and Co-Documentation Agents. None of the Lenders identified in this Agreement as a Co-Syndication Agent or a Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 7.04.

                          ARTICLE VIII: MISCELLANEOUS

            SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders affected thereby, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Outstanding Credit Exposures or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Outstanding Credit Exposures or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Outstanding Credit Exposures, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) extend the expiry date of any Facility LC to a date after the Termination Date or forgive all or any portion of any Reimbursement Obligation, (g) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied or shared as among the Lenders or Types of Revolving Credit Advances, or (h) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the applicable LC Issuer in addition to the Lenders required above to take such action, affect the rights and duties of such LC Issuer under this Agreement or any Facility LC; and provided further that no amendments, consents or waivers are required to effectuate the increases in Commitments pursuant to Section 2.04(c) except as provided in such Section.

            SECTION 8.02. Notices, Etc.

      (a) All notices and other communications provided for hereunder shall be in writing or confirmed in writing (including telecopier communication) and mailed, telecopied or delivered, if to the Borrower, at its address at 2000 2nd Avenue, Detroit, MI 48226, Attention: Treasurer; if to any LC Issuer or any Lender, at its Domestic Lending Office; and if to the Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware 19720 Attention: Lisa Rodriquez, with a copy to J. Nicholas McKee, 388 Greenwich Street, New York, New York

10013; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed or telecopied be effective when deposited in the mails or telecopied, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

      (b) (i) Except as otherwise provided in Section 5.01(h), the Borrower shall provide to the Agent all information, documents and other materials that such Person is obligated to furnish to the Agent pursuant to this Agreement and the other Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a Notice of Borrowing or other request for a new, or a conversion of an existing, Borrowing or other Credit Extension (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due hereunder prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default hereunder or
(iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other Credit Extension hereunder (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Agent to kimberly.a.eidammelendez@citigroup.com, or such other electronic mail address as the Agent shall identify to the Borrower. In addition, the Borrower shall continue to provide the Communications to the Agent in the manner specified in this Agreement but only to the extent requested by the Agent. The Borrower further agrees that the Agent may make the Communications available to the Lenders by posting the Communications on Intralinks, or a substantially similar electronic transmission system mutually agreeable to the Agent and the Borrower (the "Platform"). Nothing in this Section 8.02(b) shall prejudice the right of the Agent to give any notice or other communication pursuant hereto or to any other Loan Document in any other manner specified herein or therein.

            (ii) The Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth in clause (i) above shall constitute effective delivery of the Communications to the Agent for purposes of each Loan Document. The Borrower agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in subclause
(iii) below) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Person under the Loan Documents. The Borrower agrees (A) to notify the Agent in writing (including by electronic communication) from time to time to ensure that the Agent has on record an effective e-mail address for such Person to which the foregoing notices may be sent by electronic transmission and (B) that the foregoing notices may be sent to such e-mail address.

            (iii) Each party hereto agrees that any electronic communication referred to in this clause (b) shall be deemed delivered upon the posting of a record of such Communication as "sent" in the e-mail system of the sending party or, in the case of any such Communication to the

Agent, upon the posting of a record of such Communication as "received" in the e-mail system of the Agent; provided, however, that if such Communication is received by the Agent after the normal business hours of the Agent, such Communication shall be deemed delivered at the opening of business on the next Business Day for the Agent; provided, further, that in the event that the Agent's e-mail system shall be unavailable for receipt of any Communication, Borrower may deliver such Communication to the Agent in a manner mutually agreeable to the Agent and the Borrower.

            (iv) The Borrower acknowledges and agrees that the distribution of the Communications and other material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. THE BORROWER FURTHER ACKNOWLEDGES AND AGREES AS FOLLOWS:
(A) THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE"; (B) CITIBANK DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS; AND (C) NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY CITIBANK IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.

            (v) This clause (b) shall terminate on the date that neither Citibank nor any of its Affiliates is the Agent under this Agreement.

            SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand, upon presentation of a statement of account and absent manifest error, all reasonable costs and reasonable expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Document and the other documents to be delivered hereunder and thereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and reasonable expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all reasonable costs and reasonable expenses of the Agent, each LC Issuer and the Lenders, if any (including, without limitation, reasonable internal and external counsel fees and expenses, provided such fees and expenses are not duplicative), in connection with the "workout", restructuring or enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent, each LC Issuer and each Lender in connection with the enforcement of rights under this Section 8.04(a).

      (b) The Borrower agrees to indemnify, to the extent legally permissible, and hold harmless the Agent, each LC Issuer and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Loan Documents, any Facility LC, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Credit Extensions or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided that upon receipt of notice of any such matter by a representative of the Agent, any LC Issuer or any Lender, as applicable, having primary responsibility for the relationship between the Borrower and the Agent, such LC Issuer or such Lender, as applicable, the Agent, such LC Issuer or such Lender, as applicable, shall promptly notify the Borrower to the extent permitted by applicable law. The Borrower shall have no liability for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld or delayed. The Borrower also agrees not to assert any claim against the Agent, any LC Issuer, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Loan Documents, any Facility LC, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Credit Extensions.

      (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Revolving Credit Advance, as a result of a payment or Conversion pursuant to Section 2.07(d) or (e), 2.09 or 2.11, acceleration of the maturity of the Revolving Credit Advances pursuant to
Section 6.01, or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Credit Extension.

      (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.10, 2.13 and

8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

            SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Aggregate Outstanding Credit Exposures due and payable pursuant to the provisions of Section 6.01, each Lender, each LC Issuer and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, such LC Issuer or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents and any Note held by such Lender or such LC Issuer, whether or not such Lender or such LC Issuer shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender and each LC Issuer agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender, each LC Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender, such LC Issuer and their respective Affiliates may have.

            SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, each LC Issuer and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders to any Person.

            SECTION 8.07. Assignments, Designations and Participations. (a) Each Lender may (i) with the prior consent of the Agent (which consent shall not be unreasonably withheld and which consent shall not be required in the event of an assignment or grant pursuant to Sections 8.07(g) or (h)), (ii) for so long as no Default has occurred and is continuing, with the consent of the Borrower (which consent shall not be unreasonably withheld and which consent shall not be required in the event of an assignment or grant pursuant to Sections 8.07(g) or
(h)), and (iii) with the prior consent of the LC Issuers (which consent may be given or withheld in the sole discretion of the LC Issuers and which consent shall not be required in the event of an assignment or grant pursuant to Sections 8.07(g) or (h)), assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Outstanding Credit Exposures owed to it and any Note or Notes held by it); provided, however, that (A) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement and, for so long as no Default has occurred and is continuing, shall be made concurrently with an assignment in a ratable amount of such Lender's rights and obligations (if any) under the Amended and Restated Five-Year Agreement (including, without limitation, all or a portion of its "Commitment", "Outstanding Credit Exposures" owed to it and any "Note" or "Notes" held by it under (and as each such term is defined in) the Amended and Restated Five-Year Agreement), (B) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (C) each such assignment shall be to an Eligible Assignee, and
(D) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (2) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

      (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

      (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after the Borrower's receipt of such notice, if requested by the applicable Lender, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, if requested by such assigning Lender, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

      (d) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses and Commitment of, and principal amount of Outstanding Credit Exposure owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Outstanding Credit Exposure owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the owner of such Credit Extensions for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would (A) reduce the principal of, or interest on, the Credit Extensions or any fees or other amounts payable hereunder, or (B) increase the Commitments, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Aggregate Outstanding Credit Exposures or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. Each participant shall be entitled to the benefits and subject to the exclusions, in each case, as if it were a Lender, of Sections 2.10, 2.11 and
2.13 to the same extent as if it were a Lender and had acquired its interest under this

Agreement by an assignment made pursuant to this Section 8.07, provided, however, that (i) such participant complies with the requirements of Section 2.13(e) and (ii) in no event shall the Borrower be obligated to make any payment with respect to such Sections that is greater than the amount that the Borrower would have otherwise made had no participations been sold under this Section 8.07(e).

      (f) Any Lender may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 8.07, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

      (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or a portion of its rights under this Agreement (including, without limitation, the Outstanding Credit Exposure owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

      (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender") may grant to one or more special purpose funding vehicles (each an "SPV"), identified as such in writing from time to time by the Designating Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Revolving Credit Advance that such Designating Lender would otherwise be obligated to make to the Borrower or to participate in any Facility LC pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Revolving Credit Advance or to participate in any Facility LC issued hereunder, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Credit Advance, the Designating Lender shall be obligated to make such Revolving Credit Advance pursuant to the terms hereof, (iii) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder and (iv) no SPV or Designating Lender shall be entitled to receive any greater amount under this Agreement than the Designating Lender would have been entitled to receive had the Designating Lender not otherwise granted such SPV the option to provide any Revolving Credit Advance to the Borrower. The making of a Revolving Credit Advance by an SPV hereunder and the participation of an SPV in any Facility LC issued hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Revolving Credit Advance or participation in such Facility LC were made by such Designating Lender.

      (i) Each party hereto hereby acknowledges and agrees that no SPV shall have the rights of a Lender hereunder, such rights being retained by the applicable Designating Lender. Accordingly, and without limiting the foregoing, each party hereby further acknowledges and agrees that no SPV shall have any voting rights hereunder and that the voting rights attributable to any Credit Extension made by an SPV shall be exercised only by the relevant Designating Lender and that each Designating Lender shall serve as the administrative agent and attorney-in-fact for its SPV and shall on behalf of its SPV receive any and all payments made for the benefit of such SPV and take all actions hereunder to the extent, if any, such SPV shall have any rights hereunder. No additional Note shall be required to evidence the Credit Extensions or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note or Notes, if any, as administrative agent for such SPV to the extent of the Credit Extensions or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as administrative agent for such SPV.

      (j) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable so long as, and to the extent that, the related Designating Lender provides such indemnity or makes such payment; provided, with respect to such agreement by the Borrower that the related Designating Lender shall not be in breach of its obligation to make Credit Extensions to the Borrower hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof; provided, with respect to such agreement by the Borrower that the related Designating Lender shall not be in breach of its obligation to make Credit Extensions to the Borrower hereunder. Notwithstanding the foregoing, the Designating Lender unconditionally agrees to indemnify the Borrower, the Agent and each Lender against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred by or asserted against the Borrower, the Agent or such Lender, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPV.

      (k) In addition, notwithstanding anything to the contrary contained in subsection 8.07(h), (i), (j) or (k) or otherwise in this Agreement, any SPV may
(i) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Outstanding Credit Exposure to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Outstanding Credit Exposure and (ii) disclose on a confidential basis any non-public information relating to its Outstanding Credit Exposure to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. Subsection 8.07(h), (i), (j) or (k) may not be amended without the written consent of any Designating Lender affected thereby.

            SECTION 8.08. Confidentiality. Neither the Agent nor any LC Issuer or Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Agent's, such LC Issuer's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis,
(b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from the Agent, such LC Issuer or such Lender, (d) as requested or required by any state, federal or foreign authority or examiner regulating banks, other financial institutions or banking, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder and (f) on a confidential basis to any such LC Issuer's or Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties.

            SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 8.10. Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and any separate letter agreement with respect to fees payable to the Agent or confidential information (the latter of which shall apply solely to information provided prior to the date hereof) constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

            SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

      (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 8.12. Waiver of Jury Trial. Each of the Borrower, the Agent, the LC Issuers and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent, any LC Issuer or any Lender in the negotiation, administration, performance or enforcement thereof.

            SECTION 8.13. USA Patriot Act Notification. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrower: When the Borrower opens an account, the Agent and the Lenders will ask for the Borrower's name, tax identification number, business address, and other information that will allow the Agent and the Lenders to identify the Borrower. The Agent and the Lenders may also ask to see the Borrower's legal organizational documents or other identifying documents.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                DTE ENERGY COMPANY

                                By _____________________________________________
                                Name:
                                Title:

                                Borrower's FEIN: 38-3217752

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                Lenders

                                CITIBANK, N.A., as Administrative Agent, as a Lender and as an LC Issuer

                                By _____________________________________________
                                Name:
                                Title:

                                JPMORGAN CHASE BANK, N.A., as Co-Syndication
                                Agent, as a Lender and as an LC Issuer

                                By _____________________________________________
                                Name:
                                Title:

                                BARCLAYS BANK PLC, as Co-Syndication Agent, as a Lender and as an LC Issuer

                                By _____________________________________________
                                Name:
                                Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                KEYBANK NATIONAL ASSOCIATION, as
                                Co-Documentation Agent and as a Lender

                                By _____________________________________________
                                Name:
                                Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                THE ROYAL BANK OF SCOTLAND plc, as
                                Co-Documentation Agent and as a Lender

                                By _____________________________________________
                                Name:
                                Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                BANK OF AMERICA, N.A., as a Lender

                                By _____________________________________________
                                Name:
                                Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                 BNP PARIBAS, as a Lender

                                 By  __________________________________
                                 Name:
                                 Title:

                                 By  __________________________________
                                 Name:
                                 Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                 COMERICA BANK, as a Lender

                                 By  __________________________________
                                 Name:
                                 Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                 THE BANK OF NOVA SCOTIA, as a Lender
                                 and as an LC Issuer

                                 By __________________________________
                                 Name:
                                 Title:

                                 By __________________________________
                                 Name:
                                 Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                 UBS LOAN FINANCE LLC, as a Lender

                                 By __________________________________
                                 Name:
                                 Title:

                                 By __________________________________
                                 Name:
                                 Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                 WACHOVIA BANK, N.A., as a Lender

                                 By __________________________________
                                 Name:
                                 Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                 THE BANK OF NEW YORK, as a Lender

                                 By __________________________________
                                 Name:
                                 Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                 UNION BANK OF CALIFORNIA, N.A., as a Lender

                                 By __________________________________
                                 Name:
                                 Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                 CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
                                 as a Lender

                                 By __________________________________
                                 Name:
                                 Title:

                                 By __________________________________
                                 Name:
                                 Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                 DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

                                 By __________________________________
                                 Name:
                                 Title:

                                 By __________________________________
                                 Name:
                                 Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                 FIFTH THIRD BANK, A MICHIGAN
                                 BANKING CORPORATION, as a Lender

                                 By __________________________________
                                 Name:
                                 Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                 UFJ BANK LIMITED, as a Lender

                                 By __________________________________
                                 Name:
                                 Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                 MELLON BANK, N.A., as a Lender

                                 By __________________________________
                                 Name:
                                 Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                 LASALLE BANK MIDWEST NATIONAL
                                 ASSOCIATION, as a Lender

                                 By __________________________________
                                 Name:
                                 Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                 MIZUHO CORPORATE BANK, LTD., as a Lender

                                 By __________________________________
                                 Name:
                                 Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                 MORGAN STANLEY BANK, as a Lender

                                 By __________________________________
                                 Name:
                                 Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                 THE NORTHERN TRUST COMPANY, as a Lender

                                 By __________________________________
                                 Name:
                                 Title:

                                Signature Page to
                  DTE Energy Company Five-Year Credit Agreement

                                   SCHEDULE I

                                                              DTE ENERGY COMPANY
                                                      APPLICABLE LENDING OFFICES

 NAME OF INITIAL LENDER              DOMESTIC LENDING OFFICE                       EURODOLLAR LENDING OFFICE          COMMITMENT
 ----------------------              -----------------------                       -------------------------          ----------
Citibank, N.A.                       388 Greenwich St.                             388 Greenwich St.,                $57,228,970.00
                                     New York, NY 10013                            New York, NY 10013
                                     Attention: Amit Vasani                        Attention: Nick Perazza
                                     Telephone: (212) 816-4166                     Telephone: (302) 894-6110
                                     Facsimile: (212) 816-8098                     Facsimile: (212) 994-0847

Barclays Bank PLC                    200 Park Avenue                               Same as Domestic Lending Office   $57,228,970.00
                                     New York, NY 10166
                                     Attention: Sydney Dennis/David Barton
                                     Telecopier: (212) 412-7680

JPMorgan Chase Bank, N.A.            1111 Fannin, 10th Floor                       Same as Domestic Lending Office   $57,228,970.00
                                     Houston, TX 77002
                                     Attention: Sheila King
                                     Telephone: (713)-750-2242
                                     Facsimile: (713)-750-2782

KeyBank National Association         Mailcode: OH-01-27-0623                       Same as Domestic Lending Office   $38,723,795.00
                                     127 Public Square
                                     Cleveland, OH 44114
                                     Attention: Sherrie I. Manson
                                     Telephone: (216) 689-3443
                                     Facsimile: (216) 689-4981

The Royal Bank of Scotland, plc      101 Park Avenue                               Same as Domestic Lending Office   $38,723,795.00
                                     N.Y., NY 10178
                                     Attention: Luis Montanti
                                     Telephone: (212) 401-1402
                                     Facsimile: (212) 401-1494

Bank of America, N.A.                901 Main Street                               Same as Domestic Lending Office   $40,864,865.00
                                     Dallas, TX 75202
                                     Attention: Jacqueline Archuleta
                                     Telephone: (214) 209-2135
                                     Facsimile: (214) 290-8372

BNP Paribas                          787 Seventh Avenue                            Same as Domestic Lending Office   $38,723,795.00
                                     New York, NY 10019
                                     Attention: Landsworth Tulloch
                                     Telecopier: (212) 471-6697

Comerica Bank                        500 Woodward Ave MC 3268                      Same as Domestic Lending Office   $38,723,795.00
                                     Detroit, MI 48226
                                     Attention: Dan Roman
                                     Telephone: (313) 222-3803
                                     Facsimile: (313) 222-9514

The Bank of Nova Scotia              1 Liberty Plaza                               Same as Domestic Lending Office   $38,723,795.00
                                     New York, NY 10006
                                     Attention: Marian Li / Tamara Mohan
                                     Telephone: (212) 225-5705
                                     Facsimile: (212) 225-5709

 NAME OF INITIAL LENDER              DOMESTIC LENDING OFFICE                       EURODOLLAR LENDING OFFICE          COMMITMENT
 ----------------------              -----------------------                       -------------------------          ----------
UBS Loan Finance LLC                 577 Washington Boulevard                      Same as Domestic Lending Office   $38,723,795.00
                                     Stamford, CT 06901
                                     Attention: Denise Conzo
                                     Telecopier: (203) 719-3853

Wachovia Bank, N.A.                  201 S. College Street                         Same as Domestic Lending Office   $36,486,486.00
                                     9th Floor
                                     Charlotte, NC 28288
                                     Attention: LaShasta Coulter
                                     Telephone: (704) 715-1459
                                     Facsimile: (704) 715-0091

The Bank of New York                 One Wall Street                               Same as Domestic Lending Office   $34,268,845.00
                                     New York, NY  10286
                                     Attention: Cynthia Howells, Vice President
                                     Telephone: (212) 635-7889
                                     Facsimile: (212) 635-7923

Union Bank of California, N.A.       Energy Capital Services                       Same as Domestic Lending Office   $30,841,960.00
                                     445 South Figuroa St.,
                                     15th Floor
                                     Los Angeles, CA 90071
                                     Attention: Dennis Blank, VP
                                     Telephone: (213) 236-6564
                                     Facsimile: (213) 236-4096

Credit Suisse, Cayman Islands Branch 11 Madison Avenue                             Same as Domestic Lending Office   $23,988,191.00
                                     New York, NY 10010
                                     Attention: Sarah Wu
                                     Telecopier: (212) 325-8309

Deutsche Bank AG New York Branch     60 Wall Street, 44th Floor                    Same as Domestic Lending Office   $23,988,191.00
                                     New York, NY 10005
                                     Attention: Rainer Meier
                                     Telecopier: (212) 797-4346

Fifth Third Bank, a Michigan Banking c/o Madisonville Operations Center            Same as Domestic Lending Office   $20,561,307.00
Corporation                          MD 1M0C2B
                                     Cincinnati, OH 45263-5300
                                     Attention: Gina Schmidt
                                     Telecopier: (513) 358-0221

UFJ Bank Limited                     55 East 52nd Street                           Same as Domestic Lending Office   $17,134,421.00
                                     New York, NY 10055
                                     Attention: Ms. Marlin Chin
                                     Telephone: (212) 339-6392
                                     Facsimile: (212) 754-2368

Mellon Bank, N.A.                    3 Mellon Center - Room 1203                   Same as Domestic Lending Office   $13,707,538.00
                                     Pittsburgh, PA 15259
                                     Attention: Daria Armen
                                     Telecopier: (412) 209-6129

LaSalle Bank Midwest N.A.            2600 W. Big Beaver Road                       Same as Domestic Lending Office   $8,567,211.00
                                     MO900-290
                                     Troy, MI 48084
                                     Attention: Gregory E. Castle
                                     Telecopier: (248) 822-5748

 NAME OF INITIAL LENDER              DOMESTIC LENDING OFFICE                       EURODOLLAR LENDING OFFICE           COMMITMENT
 ----------------------              -----------------------                       -------------------------           ----------
Mizuho Corporate Bank, Ltd.          1800 Plaza Ten                                Same as Domestic Lending Office   $  8,567,211.00
                                     Jersey City, NJ 07311
                                     Attention: Berta Caballero
                                     Telephone: (201) 626-9137
                                     Facsimile: (201) 626-9941

Morgan Stanley Bank                  2500 Lake Park Boulevard                      Same as Domestic Lending Office   $  8,567,211.00
                                     Suite 300 C
                                     West Valley City, UT  84120
                                     Attention: Larry Benison
                                     Telecopier: (212) 537-1866

The Northern Trust Company           50 South LaSalle Street                       Same as Domestic Lending Office   $  3,426,883.00
                                     Chicago, IL 60675
                                     Attention: Preeti Jain
                                     Telephone: (312) 444-2376
                                     Facsimile: (312) 444-4906
TOTAL                                                                                                                $675,000,000.00

                                   SCHEDULE II

                                                               LETTERS OF CREDIT

LC NUMBER                     APPLICANT                          AMOUNT        EXPIRATION DATE             BENEFICIARY
---------                     ---------                          ------       -----------------             -----------
836269    The Detroit Edison Company                            1,800,000.00       05/01/06      The Travelers Insurance Co.

SB00372   DTE ENERGY Company                                    4,000,000.00       11/30/05      MASSACHUSETTS ELECTRIC COMPANY

SB00382   DTE ENERGY Company                                      275,000.00       12/31/05      ANDALEX RESOURCES, INC.

SB00069   DTE Energy Company                                    8,135,212.13       04/16/06      J.P. Morgan Trust Company

SB00216   DTE ENERGY Company on behalf of CoENERGY TRADING CO  46,000,000.00       12/18/05      Select Energy, Inc.

SB00334   DTE ENERGY Company on behalf of CoENERGY TRADING CO  55,000,000.00       11/26/05      BNP PARIBAS NEW YORK BRANCH

SB00335   DTE ENERGY Company on behalf of CoENERGY TRADING CO 100,000,000.00       11/26/05      FIMAT INTERNATIONAL BANQUE S.A.
                                                                                                 (UK BRANCH)

SB00333   DTE ENERGY Company on behalf of DTE ENERGY TRADING    2,500,000.00       11/12/05      STRATEGIC ENERGY

SB00339   DTE ENERGY Company on behalf of DTE ENERGY TRADING    5,000,000.00       12/03/05      NEW ENGLAND POWER POOL (NEPOOL)

SB00345   DTE Energy Company on behalf of DTE ENERGY TRADING   15,000,000.00       12/20/05      PSEG Energy Resources and Trade LLC

SB00351   DTE ENERGY Company on behalf of DTE ENERGY TRADING    5,022,000.00       01/30/06      Kentucky Utilities Company

                                PRICING SCHEDULE

                         LEVEL I STATUS  LEVEL II STATUS  LEVEL III STATUS  LEVEL IV STATUS   LEVEL V STATUS   LEVEL VI STATUS
                         --------------  ---------------  ----------------  ---------------   --------------   ---------------
 Applicable Percentage       0.090%          0.100%            0.125%            0.150%           0.200%            0.250%

   Applicable Margin
   (Eurodollar Rate)         0.210%          0.350%            0.425%            0.500%           0.800%            1.000%

Applicable LC Fee Rate       0.210%          0.350%            0.425%            0.500%           0.800%            1.000%

Applicable Utilization
          Fee                0.100%          0.100%            0.100%            0.100%           0.100%            0.100%

   Applicable Margin
      (Base Rate)              0.0%            0.0%              0.0%              0.0%             0.0%              0.0%

            For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

            "Level I Status" exists at any date if, on such date, the Borrower's Moody's Rating is A3 or better or the Borrower's S&P Rating is A- or better.

            "Level II Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower's Moody's Rating is Baa1 or better or the Borrower's S&P Rating is BBB+ or better.

            "Level III Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower's Moody's Rating is Baa2 or better or the Borrower's S&P Rating is BBB or better.

            "Level IV Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Borrower's Moody's Rating is Baa3 or better or the Borrower's S&P Rating is BBB- or better.

            "Level V Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Borrower's Moody's Rating is Ba1 or better or the Borrower's S&P Rating is BB+ or better.

            "Level VI Status" exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

            "Moody's Rating" means, at any time, the rating issued by Moody's and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

            "S&P Rating" means, at any time, the rating issued by S&P and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

            "Status" means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

            The Applicable Margin, Applicable Utilization Fee, the Applicable LC Fee Rate and Applicable Percentage shall be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower does not have both a Moody's Rating and an S&P Rating, Level VI Status shall exist; provided, however, that if the credit rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this Schedule to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the applicable Status for the Borrower shall be the Borrower's Status most recently in effect prior to such change or cessation.

            Except as specifically provided above in this Schedule, in the event that a split occurs between the two ratings, then the rating corresponding to the higher of the two ratings shall apply. However, if the split is greater than one level, then the pricing shall be based upon the rating one level above the lower of the two ratings.

                                                        EXHIBIT A - FORM OF NOTE

U.S.$___________________________         Dated:  _________________________, 200_

            FOR VALUE RECEIVED, the undersigned, DTE ENERGY COMPANY, a Michigan corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below), the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Five-Year Credit Agreement dated as of October 17, 2005 (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders outstanding on the Termination Date.

            The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at Two Penns Way, Suite 200, New Castle, Delaware 19720, Account No. 36852248, Attention: Lisa Rodriquez, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

            This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                           DTE ENERGY COMPANY

                                           By ________________________________
                                           Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

      AMOUNT OF  AMOUNT OF PRINCIPAL  UNPAID PRINCIPAL
DATE   ADVANCE     PAID OR PREPAID         BALANCE      NOTATION MADE BY
----  ---------  -------------------  ----------------  ----------------
____  _________  ___________________  ________________  ________________
____  _________  ___________________  ________________  ________________
____  _________  ___________________  ________________  ________________
____  _________  ___________________  ________________  ________________
____  _________  ___________________  ________________  ________________
____  _________  ___________________  ________________  ________________
____  _________  ___________________  ________________  ________________
____  _________  ___________________  ________________  ________________
____  _________  ___________________  ________________  ________________
____  _________  ___________________  ________________  ________________
____  _________  ___________________  ________________  ________________
____  _________  ___________________  ________________  ________________
____  _________  ___________________  ________________  ________________
____  _________  ___________________  ________________  ________________
____  _________  ___________________  ________________  ________________
____  _________  ___________________  ________________  ________________
____  _________  ___________________  ________________  ________________
____  _________  ___________________  ________________  ________________

                     EXHIBIT B - FORM OF NOTICE OF BORROWING

Citibank, N.A., as Agent for the Lenders parties to the Credit Agreement referred to below

Two Penns Way, Suite 200
New Castle, Delaware  19720
Attention:  Kimberly Eidam-Melendez

                                     [Date]

Ladies and Gentlemen:

            The undersigned, DTE ENERGY COMPANY, refers to the Five-Year Credit Agreement dated as of October 17, 2005 (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

            (i) The Business Day of the Proposed Borrowing is _______________,
      ____.

            (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

            (iii) The aggregate amount of the Proposed Borrowing is $_______________.

            (iv) [The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is _____ month[s].]

            (v) [Wire transfer instructions].

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

            (i) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; provided, that, the foregoing certification shall not apply to the representations and warranties set forth in (x) the last sentence of Section 4.01(e) of the Credit Agreement,
      (y) Section 4.01(f) of the Credit Agreement and (z) from and after the repeal of the Public Utility Holding Company Act of 1935 on February 8, 2006, Section 4.01(o) of the Credit Agreement;

            (ii) after giving effect to the application of the proceeds of all Credit Extensions on such date (together with any other resources of the Borrower applied together therewith), no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

            (iii) the Borrower has not received notice from the Agent on or prior to the date of such Credit Extension that a mandatory prepayment is required under Section 2.09(b) of the Credit Agreement (other than any such notice that has been withdrawn in writing by the Agent).

                                                Very truly yours,

                                                By ____________________________
                                                Title:  [Financial Officer]

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Five-Year Credit Agreement dated as of October 17, 2005 (as amended or modified from time to time, the "Five-Year Credit Agreement") and to the Second Amended and Restated Five-Year Credit Agreement dated as of October 17, 2005 (as amended or modified from time to time, the "Amended and Restated Five-Year Credit Agreement", and together with the Five-Year Credit Agreement, the "Credit Agreements") each among DTE Energy Company, a Michigan corporation (the "Borrower"), the Lenders (as defined in each of the Credit Agreements) and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in each of the Credit Agreements are used herein with the same meaning.

            The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, (a) an interest in and to the Assignor's rights and obligations under the Five-Year Credit Agreement as of the date hereof (if any) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Five-Year Credit Agreement, and (b) an interest in and to the Assignor's rights and obligations under the Amended and Restated Five-Year Credit Agreement as of the date hereof (if any) equal to the percentage interest specified on
Schedule 1 hereto of all outstanding rights and obligations under the Amended and Restated Five-Year Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Outstanding Credit Exposures owing to the Assignee under each of the Credit Agreements will be as set forth on Schedule 1 hereto.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with either of the Credit Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of either of the Credit Agreements or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under either of the Credit Agreements or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor, if any, and requests that the Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the applicable Credit Agreement or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the applicable Credit Agreement and the Assignor in an amount equal to the Commitment retained by the Assignor under the applicable Credit Agreement, respectively, as specified on Schedule 1 hereto.

            3. The Assignee (i) confirms that it has received a copy of each of the Credit Agreements, as applicable, together with copies of the financial statements referred to in each Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under each of the Credit Agreements, as applicable; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under each of the Credit Agreements, as applicable, as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of each of the Credit Agreements, as applicable, are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of each of the Credit Agreements.

            4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1 hereto.

            5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to each of the Credit Agreements, as applicable, and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under each of the Credit Agreements, as applicable.

            6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under each of the Credit Agreements, as applicable, and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, Facility Fees, LC Fees and the Utilization Fee with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under each of the Credit Agreements, as applicable, and the Notes for periods prior to the Effective Date directly between themselves.

            7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

            8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                  Schedule 1 to
                            Assignment and Acceptance

                                                                                Five-Year Credit Agreement
Percentage interest assigned:                                                                    %
Assignee's Commitment:                                                                      $
Aggregate Outstanding Credit Exposures assigned:                                            $
Principal amount of Outstanding Credit Exposures payable to Assignee:                       $
Principal amount of Outstanding Credit Exposures payable to Assignor:                       $
Effective Date(1):                                                                          $

                                                                                   Amended and Restated
                                                                                Five-Year Credit Agreement
                                                                                --------------------------
Percentage interest assigned:                                                                    %
Assignee's Commitment:                                                                      $
Aggregate Outstanding Credit Exposures assigned:                                            $
Principal amount of Outstanding Credit Exposures payable to Assignee:                       $
Principal amount of Outstanding Credit Exposures payable to Assignor:                       $
Effective Date(2):                                                                          $

                                      [NAME OF ASSIGNOR], as Assignor

                                      By  ______________________________________
                                      Title:
                                      Dated:

                                      [NAME OF ASSIGNEE], as Assignee

                                      By  ______________________________________
                                      Title:
                                      Dated:

                                      Domestic Lending Office:
                                      [Address]

                                      Eurodollar Lending Office:
                                      [Address]

----------
(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

(2) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved](3) this
      day of

____________________________, as Agent

By ___________________________________
Title:

[Approved this [ ] day of ____________

DTE ENERGY COMPANY

By ___________________________________
Title: ](4)

----------
(3) Required if the Assignee is an Eligible Assignee solely by reason of clause (viii) of the definition of "Eligible Assignee".

(4) To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

                                     EXHIBIT D - FORM OF CERTIFICATE BY BORROWER

                               DTE ENERGY COMPANY
                           THE DETROIT EDISON COMPANY
                        MICHIGAN CONSOLIDATED GAS COMPANY
                              OFFICER'S CERTIFICATE

            I, D. R. Murphy, Assistant Treasurer of DTE ENERGY COMPANY ("DTE"), THE DETROIT EDISON COMPANY ("DECO") and MICHIGAN CONSOLIDATED GAS COMPANY ("MichCon"), each a Michigan corporation (each a "Borrower" and collectively the "Borrowers"), DO HEREBY CERTIFY, pursuant to Section 3.01 of each of (i) the Five-Year Credit Agreement, dated as of October 17, 2005, among DTE, the financial institutions from time to time parties thereto as "Lenders" and Citibank, N.A. ("Citibank"), as agent for said Lenders, (ii) the Five-Year Credit Agreement, dated as of October 17, 2005, among DECO, the financial institutions from time to time parties thereto as "Lenders" and Barclays Bank PLC ("Barclays"), as agent for said Lenders, (iii) the Five-Year Credit Agreement, dated as of October 17, 2005, among MichCon, the financial institutions from time to time parties thereto as "Lenders" and JPMorgan Chase Bank, N.A. ("JPMorgan"), as agent for said Lenders (the "MichCon Credit Agreement"), (iv) the Second Amended and Restated Five-Year Credit Agreement, dated as of October 17, 2005, among DTE, the financial institutions from time to time parties thereto as "Lenders" and Citibank, as agent for said Lenders (the "Amended and Restated DTE Credit Agreement"), (v) the Second Amended and Restated Five-Year Credit Agreement, dated as of October 17, 2005, among DECO, the financial institutions from time to time parties thereto as "Lenders" and Barclays, as agent for said Lenders (the "Amended and Restated DECO Credit Agreement"), and (vi) the Second Amended and Restated Five-Year Credit Agreement, dated as of October 17, 2005, among MichCon, the financial institutions from time to time parties thereto as "Lenders" and JPMorgan, as agent for said Lenders (the "Amended and Restated MichCon Credit Agreement", and together with the DTE Credit Agreement, the DECO Credit Agreement, the MichCon Credit Agreement, the Amended and Restated DTE Credit Agreement, and the Amended and Restated DECO Credit Agreement, the "Credit Agreements"), that the terms defined in the Credit Agreements are used herein as therein defined and, further, that:

            1. The Effective Date shall be October 17, 2005.

            2. The representations and warranties contained in Section 4.01 of each of the Credit Agreements are true and correct on and as of the date hereof.

            3. No event has occurred and is continuing that constitutes a Default.

            4. As of the date hereof, there are no loans or letters of credit (other than the letters of credit, if any, identified on Schedule II to the DTE Credit Agreement or Schedule II to the Amended and Restated DTE Credit Agreement) outstanding under the Terminating Agreements and all fees and amounts owed to the lender or agents thereunder have been paid in full.

                 Dated as of the _____ day of __________, 2005.

                                          DTE ENERGY COMPANY
                                          THE DETROIT EDISON COMPANY
                                          MICHIGAN CONSOLIDATED GAS COMPANY

                                          By _______________________________
                                          Name: D. R. Murphy
                                          Title: Assistant Treasurer

                                                           EXHIBIT E-1 - FORM OF
                            OPINION OF ASSOCIATE GENERAL COUNSEL TO THE BORROWER

                                October 17, 2005

To each of the Lenders party to the
Credit Agreements defined below

DTE Energy Company
The Detroit Edison Company
Michigan Consolidated Gas Company

Ladies and Gentlemen:

            This opinion is furnished to you pursuant to Section 3.01(g)(iv) of each of (i) the Five-Year Credit Agreement, dated as of October 17, 2005, among DTE Energy Company ("DTE"), the Lenders party thereto, Citibank, N.A. ("Citibank"), as Administrative Agent, and Barclays Bank PLC ("Barclays") and JPMorgan Chase Bank, N.A. ("JPMorgan"), as Co-Syndication Agents (the "DTE Credit Agreement"), (ii) the Five-Year Credit Agreement, dated as of October 17, 2005, among The Detroit Edison Company ("DECO"), the Lenders party thereto, Barclays, as Administrative Agent, and Citibank and JPMorgan, as Co-Syndication Agents (the "DECO Credit Agreement"), (iii) the Five-Year Credit Agreement, dated as of October 17, 2005, among Michigan Consolidated Gas Company ("MichCon"), the Lenders party thereto, JPMorgan, as Administrative Agent, and Barclays and Citibank, as Co-Syndication Agents (the "MichCon Credit Agreement"), (iv) the Second Amended and Restated Five-Year Credit Agreement, dated as of October 17, 2005, among DTE, the Lenders party thereto, Citibank, as Administrative Agent, and Barclays and JPMorgan, as Co-Syndication Agents (the "Amended and Restated DTE Credit Agreement"), (v) the Second Amended and Restated Five-Year Credit Agreement, dated as of October 17, 2005, among DECO, the Lenders party thereto, Barclays, as Administrative Agent, and Citibank and JPMorgan, as Co-Syndication Agents (the "Amended and Restated DECO Credit Agreement"), and (vi) the Second Amended and Restated Five-Year Credit Agreement, dated as of October 17, 2005, among MichCon, the Lenders party thereto, JPMorgan, as Administrative Agent, and Barclays and Citibank, as Co-Syndication Agents (the "Amended and Restated MichCon Credit Agreement", and together with the DTE Credit Agreement, the DECO Credit Agreement, the MichCon Credit Agreement, the Amended and Restated DTE Credit Agreement, and the Amended and Restated DECO Credit Agreement, the "Credit Agreements"). Terms defined in each Credit Agreement are used herein as therein defined.

            I am the Associate General Counsel of DTE, and the Vice President and General Counsel of both DECO and MichCon, and have acted as counsel for each of the Borrowers in connection with the preparation, execution and delivery of the Loan Documents.

            In that connection, I, in conjunction with the members of my staff, have examined:

            (i) Each Loan Document, executed by each of the parties thereto.

            (ii) The other documents furnished by each of the Borrowers pursuant to Article III of each of the Credit Agreements.

            (iii) The Restated Articles of Incorporation of DTE, the Restated Articles of Incorporation of DECO, and the Restated Articles of Incorporation of MichCon and all amendments thereto (the "Charters").

            (iv) The Bylaws of each of the Borrowers and all amendments thereto (the "Bylaws").

            (v) Certificates from the State of Michigan attesting to the continued corporate existence and good standing of each of the Borrowers.

In addition, I have examined the originals, copies certified to my satisfaction, of such other corporate records of each Borrower, certificates of public officials and of officers of each Borrower, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of each of the Credit Agreements by the Lenders and the applicable Agent.

            My opinions expressed below are limited to the law of the State of Michigan and the federal law of the United States.

            Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

            1. Each of the Borrowers is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

            2. The execution, delivery and performance by each Borrower of the Loan Documents to which it is party, and the consummation of the transactions contemplated thereby, are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charters or the Bylaws of such Borrower or (ii) any law, rule or regulation applicable to such Borrower, or (iii) any contractual restriction binding on or affecting such Borrower.

            3. No consent, authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by each Borrower of the Loan Documents to which it is a party, except in the case of DECO, the order of the Federal Energy Regulatory Commission, which has been obtained.

            4. Each respective Credit Agreement has been, and each of the respective Notes when delivered will have been, duly executed and delivered on behalf of the Borrower thereto.

            5. Except as may have been disclosed to you in the SEC Reports, to the best of my knowledge (after due inquiry) there are no pending or overtly threatened actions or proceedings affecting any Borrower or any of its respective Significant Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purport to affect the legality, validity, or enforceability of any Loan Documents to which such Borrower is a party or the consummation of the transactions contemplated thereby.

            6. In a properly presented case, a Michigan court or a federal court sitting in the State of Michigan applying Michigan choice of law rules should give effect to the choice of law provisions of the Loan Documents and should hold that such Loan Documents are to be governed by the laws of the State of New York rather than the laws of the State of Michigan. In rendering the foregoing opinion, I note that by their terms the Loan Documents expressly select New York law as the laws governing their interpretation and that the Loan Documents governed by New York law were delivered by the parties thereto to the Agent in New York. The choice of law provisions of the Loan Documents are not voidable under the laws of the State of Michigan.

            7. If, despite the provisions of Section 8.09 of each of the Credit Agreements wherein the parties thereto agree that the Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York, a court of the State of Michigan or a federal court sitting in the State of Michigan were to hold that the Loan Documents are governed by, and to be construed in accordance with the laws of the State of Michigan, the respective Loan Documents would be, under the laws of the State of Michigan, legal, valid and binding obligations of the applicable Borrower, enforceable against such Borrower in accordance with their respective terms.

            8. Neither the Borrowers nor any of their Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; DECO is a "public utility company" and a "subsidiary company" of DTE, which is a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), and such "holding company" and DECO are currently exempt from the provisions of the 1935 Act (except Section 9 thereof); and MichCon is a "public utility company" and a "subsidiary company" of MichCon Holdings, Inc., which is a "holding company" and a "subsidiary company" of DTE Enterprises, Inc., which is a "holding company" and a "subsidiary company" of DTE, as such terms are defined in the 1935 Act, and such "holding companies" and MichCon are currently exempt from the provisions of the 1935 Act (except Section 9 thereof);

            The opinions set forth above are subject to the following qualifications:

                  (a) My opinion in paragraph 7 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or laws affecting creditors' rights generally.

                  (b) My opinion in paragraph 7 above as to enforceability is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                  (c) I express no opinion as to participation and the effect of the law of any jurisdiction other than the State of Michigan wherein any Lender may be located or wherein enforcement of the Loan Documents may be sought that limits the rates of interest legally chargeable or collectible.

            I am a member of the Bar of the State of Michigan, and do not express any opinion concerning any law other than the law of the State of Michigan and the federal laws of the United States of America.

            This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by any other person or entity without my prior written consent (provided, that this opinion letter may be furnished to and relied upon by a subsequent assignee of, or participant under, the Credit Agreements and a Note, if any, solely for the purpose of such assignment or participation, subject to the assumptions, limitations and qualifications, set forth herein, without any prior written consent). I undertake no duty to inform you or any assignee or participant of events occurring subsequent to the date hereof.

                                Very truly yours,

                                                           EXHIBIT E-2 - FORM OF
                                                OPINION OF HUNTON & WILLIAMS LLP

October 17, 2005

To each of the Lenders party to the
Credit Agreements defined below

DTE Energy Company
The Detroit Edison Company
Michigan Consolidated Gas Company

Ladies and Gentlemen:

            This opinion is delivered to you pursuant to Section 3.01(g)(iv) of each of (i) the Five-Year Credit Agreement, dated as of October 17, 2005, among DTE Energy Company ("DTE"), the financial institutions from time to time parties thereto as "Lenders" and Citibank, N.A. ("Citibank"), as Agent for said Lenders (the "DTE Credit Agreement"), (ii) the Five-Year Credit Agreement, dated as of October 17, 2005, among The Detroit Edison Company ("DECO"), the financial institutions parties thereto as "Lenders" and Barclays Bank PLC ("Barclays"), as agent for said Lenders (the "DECO Credit Agreement"), (iii) the Five-Year Credit Agreement, dated as of October 17, 2005, among Michigan Consolidated Gas Company ("MichCon", and together with DTE and DECO, the "Borrowers"), the financial institutions parties thereto as "Lenders" and JPMorgan Chase Bank, N.A. ("JPMorgan"), as agent for said Lenders (the "MichCon Credit Agreement"), (iv) the Second Amended and Restated Five-Year Credit Agreement, dated as of October 17, 2005, among DTE, the financial institutions from time to time parties thereto as "Lenders" and Citibank, as agent for said Lenders (the "Amended and Restated DTE Credit Agreement"), (v) the Second Amended and Restated Five-Year Credit Agreement, dated as of October 17, 2005, among DECO, the financial institutions from time to time parties thereto as "Lenders" and Barclays, as agent for said Lenders (the "Amended and Restated DECO Credit Agreement"), and
(vi) the Second Amended and Restated Five-Year Credit Agreement, dated as of October 17, 2005, among MichCon, the financial institutions from time to time parties thereto as "Lenders" and JPMorgan, as agent for said Lenders (the "Amended and Restated MichCon Credit Agreement", and together with the DTE Credit Agreement, the DECO Credit Agreement, the MichCon Credit Agreement, the Amended and Restated DTE Credit Agreement, and the Amended and Restated DECO Credit Agreement, the "Credit Agreements"). Terms used herein which are defined in each Credit Agreement shall have the respective meanings set forth in each Credit Agreement, unless otherwise defined herein.

            We have acted as special counsel to the Borrowers in connection with the preparation, execution and delivery of the Credit Agreements.

            In connection with this opinion we have examined a copy of each Credit Agreement signed by each of the parties thereto. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Borrowers. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Credit Agreements.

            In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have assumed without independent investigation that (a) the Loan Documents have been duly authorized, executed and delivered by the Borrowers,
(b) the Borrowers have been duly incorporated and are validly existing and in good standing under the laws of their jurisdictions of incorporation and have the corporate power and authority to execute, deliver and perform their obligations under the Loan Documents, (c) the execution, delivery and performance of the Loan Documents by each Borrower party thereto (i) have been duly authorized by all necessary corporate action on their part, (ii) do not contravene their certificates of incorporation or by-laws or, except as opined upon in paragraph 2 below, violate, or require any consent not obtained under, any applicable law or regulation or any order, writ, injunction or decree of any court or other governmental authority binding upon any of them and (iii) do not violate, or require any consent not obtained under, any contractual obligation applicable to or binding upon any of them, and (d) the Credit Agreements constitute the valid and legally binding obligation of the applicable Agent and the applicable Lenders.

            Based upon and subject to the foregoing, and subject to the assumptions, qualifications and comments set forth herein, we are of the opinion that:

      1. Each of the Credit Agreements is the legal, valid and binding obligation of the Borrower party thereto, enforceable against such Borrower in accordance with its respective terms. Each of the respective Notes issued on the date hereof, if any, is the legal, valid and binding obligation of the issuing Borrower, enforceable against such Borrower in accordance with its terms.

      2. The execution, delivery and performance by each of the Borrowers of the Loan Documents to which it is a party will not violate any Federal or New York statute or any rule or regulation issued pursuant to any Federal or New York statute.

            Our opinion in paragraph 1 above is subject to (i) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or laws affecting creditors' rights generally, (ii) general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

            We express no opinion with respect to: (a) the effect of any provision of the Loan Documents that is intended (i) to establish any standard as the measure of the performance by any party thereto of such party's obligations of good faith, diligence, fair dealing, reasonableness or care or (ii) to permit modification thereof only by means of an agreement in writing signed by the parties thereto; (b) the effect of any provision of the Loan Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law; (c) the effect of any provision of the Loan Documents imposing penalties or forfeitures;
(d) the effect of any provision of the Loan Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution; (e) any provision of the Loan Documents which purports to provide for a waiver by the Borrowers of any immunity, defense or right which may be available to the Borrowers; and (f) any provision of the Loan Documents which purports to establish an evidentiary standard for determinations by any Person.

            In connection with the provisions of the Credit Agreements whereby the Borrowers submit to the jurisdiction of the courts of the United States of America located in the State of New York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the Federal courts. In connection with the provisions of the Credit Agreements that relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR Section 510, a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a), a United States District Court has discretion to transfer an action from one Federal court to another.

            We are members of the Bar of the State of New York, and we do not express any opinion concerning any law other than Federal law and the law of the State of New York.

            This opinion letter is rendered to you in connection with the above-described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by any other person or entity without our prior written consent (provided, that this opinion Letter may be furnished to and relied upon by a subsequent assignee of, or participant under, the Credit Agreements and a Note, if any, solely for the purpose of such assignment or participation, subject to the assumptions, limitations and qualifications set forth herein without our prior written consent). This opinion letter speaks only as of its date, there is no assurance that it will be correct as of any date after its date, and we undertake no duty to inform you or any assignee or participant of events occurring subsequent to the date hereof.

                                Very truly yours,

                                                             EXHIBIT F - FORM OF
                                                          COMPLIANCE CERTIFICATE

                             COMPLIANCE CERTIFICATE

To:         The Lenders parties to the
            Credit Agreement Described Below

            This Compliance Certificate is furnished pursuant to that certain Five-Year Credit Agreement, dated as of October 17, 2005 (as amended or modified from time to time, the "Agreement") among DTE Energy Company, a Michigan corporation (the "Borrower"), the lenders parties thereto, and Citibank, N.A., as Agent for the lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

            THE UNDERSIGNED HEREBY CERTIFIES THAT:

            1. I am the duly elected __________ of the Borrower;

            2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

            3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

            4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

            Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

            The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of ______, _____.

                                        DTE ENERGY COMPANY

                                        By ____________________________________
                                        Name:
                                        Title:

                      SCHEDULE 1 TO COMPLIANCE CERTIFICATE

                      Compliance as of _________, ____ with
                        Provisions of Section 5.01(h) of
                                  the Agreement

                               FINANCIAL COVENANT

         Ratio of Consolidated Debt to Capitalization (Section 6.01(i)).

(A)     Numerator:
        (i)      Consolidated Debt:                                               $________________
        (ii)     Minus:  Nonrecourse Debt of the Borrower and its                -$________________
                 Subsidiaries:
        (iii)    Minus:  Excluded Hedging Debt:                                  -$________________
        (iv)     Minus:  Junior Subordinated Debt:                               -$________________
        (v)      Numerator:  (A)(i) minus A(ii) through A(iv):                   $_________________
(B)     Denominator:  Capitalization (excluding all Nonrecourse Debt):           $_________________
(C)     State whether the ratio of (A)(v) to (B) was not greater than .65:1:     YES/NO

                                                             EXHIBIT G - FORM OF
                                                               LENDER SUPPLEMENT

                                LENDER SUPPLEMENT

                         Dated ____________ ____, 20___

      Reference is made to that certain Five-Year Credit Agreement, dated as of October 17, 2005 (as amended or modified from time to time, the "Credit Agreement") among DTE Energy Company, a Michigan corporation (the "Borrower"), the lenders parties thereto (the "Lenders"), each of Citibank, N.A. ("Citibank"), JPMorgan Chase Bank, N.A., Barclays Bank PLC and The Bank of Nova Scotia, as issuers of letter of credit thereunder (the "LC Issuers"), and Citibank, as Agent for the Lenders (the "Agent"). Unless otherwise defined herein, capitalized terms used in this Lender Supplement have the meanings ascribed thereto in the Credit Agreement.

      Pursuant to Section 2.4(c) of the Credit Agreement, the Borrower has requested an increase in the aggregate Commitments from $______________ to $_____________. Such increase in the aggregate Commitments is to become effective on the date (the "Effective Date") which is the later of (i) ____________ ____, 20___ and (ii) the date on which the conditions set forth in
Section 2.04(c) in respect of such increase have been satisfied. In connection with such requested increase in the aggregate Commitments, the Borrower, the Agent, the LC Issuers and _________________ (the "Accepting Bank") hereby agree as follows:

      1. Effective as of the Effective Date, [the Accepting Bank shall become a party to the Credit Agreement as a Lender and shall have all of the rights and obligations of a Lender thereunder and shall thereupon have a Commitment under and for purposes of the Credit Agreement in an amount equal to the] [the Commitment of the Accepting Bank under the Credit Agreement shall be increased from $_____________ to the] amount set forth opposite the Accepting Bank's name on the signature page hereof.

      [2. The Accepting Bank hereby (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Lender Supplement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire an interest thereunder and become a Lender,
(iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its interest thereunder, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Supplement and to purchase an interest under the Credit Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of each of the Credit Agreements; and (b) agrees that (i) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan

Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.](5)

      [3.] The Borrower hereby represents and warrants that as of the date hereof and as of the Effective Date, (a) all representations and warranties of the Borrower contained in Section 4.01 of the Credit Agreement shall be true and correct in all material respects as though made on such date; provided, that, the foregoing representation and warranty shall not apply to the representations and warranties set forth in (x) the last sentence of Section 4.01(e) of the Credit Agreement, (y) Section 4.01(f) of the Credit Agreement and (z) from and after the repeal of the Public Utility Holding Company Act of 1935 on February 8, 2006, Section 4.01(o) of the Credit Agreement; and (b) no event shall have occurred and then be continuing which constitutes a Default.

      [4.] THIS LENDER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      [5.] This Lender Supplement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Lender Supplement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            DTE ENERGY COMPANY, as the Borrower

                                            By:_________________________________
                                            Title:______________________________

Consented to and Accepted:

CITIBANK, N.A.,
as Agent and as an LC Issuer

By:____________________________________
Title:_________________________________

JPMORGAN CHASE BANK, N.A.,
as an LC Issuer

By:____________________________________
Title:_________________________________

----------
 (5) To be included only in a Lender Supplement for a new Lender.

BARCLAYS BANK PLC,
as an LC Issuer

By:____________________________________
Title:_________________________________

THE BANK OF NOVA SCOTIA,
as an LC Issuer

By:____________________________________
Title:_________________________________

COMMITMENT                               ACCEPTING BANK

$                                        [BANK]


                                         By:___________________________________
                                         Title:________________________________